FILED PURSUANT TO RULE 424(B)(3)

FILE NO. 333-125678

PROSPECTUS

PROBE MANUFACTURING, INC.

This prospectus relates to the sale of up to 3,328,125 shares of our common stock, which represents 99% of our outstanding securities, by our stockholders.

Our common stock is not traded on any public market.  Selling stockholders will sell at a fixed price of $0.80 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices. The offering price of $0.80 per share was determined arbitrarily by us.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to the demand of our common stock and will fluctuate based on the demand for our shares.

______________________________________________

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

SEE "RISK FACTORS" BEGINNING ON PAGE 12.

_________________________________________________

You should rely only on the information provided in this prospectus or any supplement to this prospectus and information incorporated by reference. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

THE DATE OF THIS PROSPECTUS IS JANUARY 20, 2006.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	8
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	18
DILUTION	18
SELLING SECURITY HOLDERS	18
PLAN OF DISTRIBUTION	24
LEGAL PROCEEDINGS	26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
DESCRIPTION OF SECURITIES	30
INTEREST OF NAMED EXPERTS AND COUNSEL	31
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	32
DESCRIPTION OF BUSINESS	32
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	39
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION	39
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	53
EXECUTIVE COMPENSATION	54
FINANCIAL STATEMENTS	F1-F-61

PROSPECTUS SUMMARY

The Following summary is qualified in its entirety by the more detailed information and financial statements including the notes thereto, appearing elsewhere in this prospectus.  Because it is a summary, it does not contain all of the information you should consider before making an investment decision.

PROBE MANUFACTURING, INC.

We incorporated in the State of California on July 7, 1995 as Probe Manufacturing Industries, Inc. On April 21, 2005 we re-domiciled from California to Nevada whereby we changed our name to Probe Manufacturing, Inc. Our business focuses on manufacturing electronics and providing services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. The services that we provide are commonly referred to as electronics manufacturing services (EMS). We offer our customers comprehensive and integrated design and manufacturing services, from initial product design to production and direct order fulfillment.

Our engineering services include product design, printed circuit board layout, prototyping, and test development. Our supply chain management solutions include purchasing, management of materials, and order fulfillment. Our manufacturing services include surface mount, hole assembly, cable assembly, mechanical assembly, and fully integrated box build systems for high complexity electronics.

For example, Probe builds a Natural Gas Electronic Control Unit for Quantum Technologies which is used in GM’s alternative fuel engines. We have supported this customer from the inception of its product. Our services started with full design review for manufacturability and testability of the product.  Once the design review and recommendations were completed we source the materials and procure the components. We then take responsibility for assembling the components on to the boards, assembling the mechanical parts, installing the product inside the enclosure, and finally we perform a full functional test. Then the finished good product is shipped to the customer, who integrates it in to their final fuel delivery system and it’s delivered to GM.

The majority of our revenue is driven from manufacturing a mix of complex Printed Circuit Card assemblies.  Some of the examples of our customers finished goods products include automated fluid dispensing equipments, high performance gas and liquid delivery process modules, which are used in semiconductor fabrication equipment, photonics instrumentation to measure fiber optics, electronic control unit for hydrogen, natural gas, and propane engines, electronic control unit for welding equipment, portable ultrasound and electro-simulation therapy equipment, and target scoring systems for military.

HOW TO CONTACT US

The address of our principal executive office is 3050 Pullman Street, Costa Mesa, California  92626. Our telephone number is (714) 424-2960. Our website address is www.probemi.com. Information contained on our website does not constitute part of this report and our address should not be used as a hyperlink to our website.

THE OFFERING

This prospectus relates to the sale of up to 3,328,125 shares of our common stock, which represents 99% of our outstanding common stock securities, by our stockholders.  We are not selling any securities in this offering and therefore will not receive any proceeds from this offering.

From June 16, 2004 to April 1, 2005 we sold  222,125 common stock units pursuant to a Private Placement Memorandum at $8.00 per unit to 49  individuals generating net proceeds of $1,777,000.

Each unit consists of  ten (10) shares of common stock.  In addition, each unit entitles the holder to purchase a total of 10 shares of Probe Common Stock through the exercise of Warrants as follows: Class A Warrants, 5 shares at a price of $2.00 per share for a period of 12 months from November 16, 2004, which shall be November 15, 2005, which was subsequently extended by 1 year, to November 15, 2006; and, Class B Warrants, 5 shares at a price of $3.00 per share for a period of 18 months from November 16, 2004, which shall be May 15, 2006, which was subsequently extended by 1 year, to May 15, 2007. The sales set forth above were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended.  We are registering 2,221,250 shares of common stock in this prospectus that were sold in the Private Placement Memorandum.  We are not registering the common stock underlying the warrants sold to our stock holders in the private placement.

In addition we are registering 250,000 shares held by one of our directors and founders, Kambiz Mahdi  and 250,000 shares our chief executive officer, Reza Zarif.  The shares were issued to Mr. Mahdi and Mr. Zarif as founders of the company.

We are registering 250,000 shares held by eFund Capital Partners, LLC which were issued pursuant to a stock purchase and strategic relationship agreement executed in April 2004 and 250,000 shares held by Ashford Capital, LLC which were assigned by eFund Capital Partners, LLC as consideration for Ashford’s involvement in probe as a strategic relationship.

We are also registering 6,875 shares of common stock issued to Anthony Reed pursuant to a Consulting Agreement and 100,000 shares of common stock issued to Rusty Miller pursuant to an employee stock grant.

We are registering 3,328,125 shares of common stock by the shareholders listed above which represents 99% of the common stock currently issued and outstanding.

USE OF PROCEEDS

We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the possible future exercise of the warrants held by our stockholders

RISK FACTORS

The purchase of our common stock involves a high degree of risk.  You should carefully review and consider the “Risk Factors”.

TRADING MARKET

There is currently no public trading market for our securities. Selling stockholders will sell at a fixed price of $.80 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

OUR CAPITAL STRUCTURE AND SHARES ELIGIBLE FOR FUTURE SALE

The following tables outline our capital stock as of January 20, 2006:

Common Stock outstanding:

Before the offering:

3,346,246 shares

 (1) (2)

After the Offering:

3,346,246 shares

(1)(2) (3) (4)

(1) Assumes no conversion of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of January 20, 2006:

Series A Convertible Preferred Stock:  There are currently 440 shares of Series A Convertible Preferred Stock issued and outstanding. Each share is convertible into 0.1% percent of the shares of our common stock outstanding at the date of conversion.

Series B Convertible Preferred Stock:  There are currently 12,500 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Series B Stock shall be converted into a number of shares of common stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion or $0.10, which ever is greater, multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. For the purpose of determining the number of shares subject to registration with the Securities and Exchange Commission, we are assuming a stock price or sale price of $0.80 and  200% of the shares of that we would issue at $0.80.

(2) Also assumes no exercise of:

•

No exercise of outstanding warrants to purchase an aggregate of 1,160,625 shares of our common  stock at a fixed exercise price of $2.00 per share.

•

No exercise of outstanding warrants to purchase an aggregate of 1,160,625 shares of our common  stock at a fixed exercise price of $3.00 per share.

SUMMARY FINANCIAL INFORMATION

			PROBE MANUFACTURING INDUSTRIES
			SUMMARY OPERATING INFORMATION

	Nine Months ended	2004	2003	2002	2001
	September 30, 2005

SALES	$ 4,400,648	$6,204,957	$6,455,728	$6,866,068	$17,993,905

NET INCOME (LOSS)	$ (539,461)	($918,590)	($1,244,761)	($1,513,846)	$25,530

LOSS PER SHARE (DILUTED POST REVENUE)	$ (0)	($0.22)	($124.48)	($151.38)	$2.55

			SUMMARY BALANCE SHEET INFORMATION

	Nine Months ended	2004	2003	2002	2001
	September 30, 2005

WORKING CAPITAL	$ (656,610)	($564,310)	($2,892,360)	($1,852,838)	($888,765)

TOTAL ASSETS	$ 2,375,801	$1,982,940	$2,417,516	$2,712,420	$2,944,636

TOTAL LIABILITIES	$ 3,341,203	$2,995,378	$5,046,352	$4,110,729	$2,966,687

STOCKHOLDERS EQUITY (DEFICIT)	$ (965,402)	($1,012,438)	($2,628,836)	($1,398,309)	($22,051)

			Weighted Average
			Number of shares calculation

2004 Month	New Shares Issued	Shares Redeemed	Outstanding Number of Shares	Number of Months Outstanding	Weighted Avg
Jan			10,000	12	10,000
Feb	-		10,000	11	-
Mar	-		10,000	10	-
Apr	-		10,000	9	-
May	5,990,000		6,000,000	8	3,993,333
Jun	125,000		6,125,000	7	72,917
Jul	262,500		6,387,500	6	131,250
Aug	68,750		6,456,250	5	28,646
Sep	137,500		6,593,750	4	45,833
Oct	568,750		7,162,500	3	142,188
Nov	162,500		7,325,000	2	27,083
Dec	288,125	(5,000,000)	2,613,125	1	(392,656)

Weighted Average Shares as of 12/31/2004					4,058,594

Jan	75,000		2,688,125	9	2,688,125
Feb	106,250		2,794,375	8	94,444
Mar	471,250		3,265,625	7	366,528
April	62,500		3,328,125	6	41,667
May			3,328,125	5	-
June			3,328,125	4	-
July			3,328,125	3	-
August	14,479		3,342,604	2	3,218
September			3,342,604	1	-
Weighted Average Shares as of 9/30/2005 - 9 mo. Ended					3,193,981

July			3,328,125	3	3,328,125
August	14,479		3,342,604	2	9,653
September			3,342,604	1	-
Weighted Average Shares as of 9/30/2005 - 3 mo. Ended					3,337,778

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this prospectus and information in our periodic reports filed with the SEC. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

RISKS ABOUT OUR BUSINESS

Our independent accountants have issued a going concern opinion and if we cannot obtain additional financing and/or reduce our operating costs sufficiently, we may have to curtail operations and may ultimately  cease  to  exist.

Our audited financial statements for the twelve months ended December 31, 2004 reflect a net loss of ($918,590) and negative cash flows from operations of ($1,988,245). For the nine months ended September 30, 3005 our un-audited financial statements reflect a net loss of (539,461) and negative cash flows from operations of ($918,772).   These conditions require sufficient additional funding or alternative sources of capital to meet our working capital needs.  We currently receive capital under six different revolving lines of credit from eFund Capital Partners, LLC, Ashford Capital, LLC, Edward Lassiter, Bill Duncan, Rufina Paniego and the Benner Exemption Trust that allows us to draw up to $725,000 and anticipate we will continue to be able to have access to the money through the revolving lines of credit. As of October 4, 2005, we have drawn on $630,000 of our revolving credit lines and only have $95,000 left upon which to draw.  These conditions raised substantial doubt about our ability to continue as a going concern if we do not acquire sufficient additional funding and/or we cannot reduce our operating costs sufficiently to meet our working capital needs.  Unless we obtain additional financing through operations, investment capital or otherwise, there is significant doubt we will be able to meet our obligations as they come due and will be unable to execute our business strategy, therefore,  we may be forced to curtail operations or may ultimately cease to exist.

 The future success of the Company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

We have an accumulated deficit and may incur additional losses, therefore we may not be able to obtain the additional financing needed for working capital, capital expenditures and to meet our debt service obligations.

As of December 31, 2004, we had current liabilities of ($1,981,945) and for the nine months ended September 30, 2005 we had current liabilities of ($2,459,290). Our debt service requirements for 2005 consist of ($350,296) in loan payments and  ($133,845) in capital lease obligations for a total of ($484,141). Our debt could limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, or other purposes in the future, as needed; to plan for, or react to, changes in technology and in our business and competition; and to react in the event of an economic downturn.

We may not be able to meet our debt service obligations. If we are unable to generate sufficient cash flow or obtain funds for required payments, or if we fail to comply with covenants in our revolving lines of credit, we will be in default.

We face intense competition, which may reduce our sales, operating profits, or both.

The market segments in which we compete are rapidly evolving and intensely competitive. The electronic manufacturing service or “EMS” industry is extremely competitive and includes hundreds of companies, several of which have achieved substantial market share. We compete with numerous domestic and foreign EMS firms, including Benchmark Electronics, Inc.; Celestica Inc; Flextronics International Ltd.; Jabil Circuit, Inc.; Pemstar, Inc.; Plexus Corp.; Sanmina-SCI Corporation; CTS Electronics; Solectron Corporation; SMS Technologies, Inc.; Express Manufacturing, Inc. and others.  Current and prospective customers also evaluate our capabilities against the merits of internal production. Some of our competitors may have greater design, manufacturing, financial or other resources than us. Additionally, we face competition from Taiwanese ODM suppliers, who have a substantial share of the global market for information technology hardware production, primarily related to notebook and desktop computers and personal computer motherboards, as well as provide consumer products and other technology manufacturing services.

In recent years, many participants in the industry, including us, have substantially expanded their manufacturing capacity. The overall demand for electronics manufacturing services has decreased, resulting in increased capacity and substantial pricing pressures, which has harmed our operating results. Certain sectors of the EMS industry are currently experiencing increased price competition, and if this increased level of competition should continue, our revenues and gross margin may continue to be adversely affected.

We may be adversely affected by shortages of required electronic components.   In addition, we depend on a limited number of suppliers to procure our parts for production which if availability of products becomes compromised it could add to our cost of goods sold and affect our revenue growth.

At various times, there have been shortages of some of the electronic components that we use, as a result of strong demand for those components or problems experienced by suppliers. These unanticipated component shortages have resulted in curtailed production or delays in production, which prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a reduction in our sales and an increase in our costs and could adversely affect our relationship with existing customers as well as prospective customers. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components. As a result, component shortages could adversely affect our operating results for a particular period due to the resulting revenue shortfall and increased manufacturing or component costs.  In addition, we depend upon a number of major suppliers for our products.  We do not have long-term agreements with our major suppliers, except for our purchase orders.   There is an inherent risk that certain products will be unavailable for prompt delivery or, in some cases, discontinued.  We will have only limited control over any third-party manufacturer as to quality controls, timeliness of production and deliveries and various other factors.  Lack of long-term agreement with our major suppliers could also impact material availability and could delay shipments.  Should the availability of products be compromised, it could also force us to develop alternative products, which could add to the cost of goods sold and compromise delivery commitments.

Our principal shareholders, directors and executive officers will, in the aggregate, beneficially own more than 50% of our outstanding common stock and these shareholders, if acting together, will be able to exert substantial influence over all matters requiring approval of our shareholders .

Our principal shareholders, directors and executive officers will, in the aggregate, beneficially own more than 50% our outstanding common stock on a fully diluted basis which includes Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and any shares issued to them under various revolving credit facilities.   These shareholders, if acting together, will be able to exert substantial influence over all matters requiring approval of our shareholders, including amendments to our Articles of Incorporation, fundamental corporate transactions such as mergers, acquisitions, the sale of the company, and other matters involving the direction of our business and affairs and specifically the ability to determine the members of our board of directors. (See: “Principal Shareholders”)

We currently only service and attempt to obtain customers in the limited geographic of southern California which is a small addressable market and could be subject to economic hardship or slowdown, as a result our growth could be limited and adversely affect our projected sales and operating income.

We currently only service, attempt to solicit new, and direct our marketing efforts to customers in the Southern California region.  This is a very small addressable market which ultimately limits the amount of growth we could experience.  In addition, this region could experience an economic recession or other market contraction which would cause our current customers and any potential customers to also contract their businesses as well and cease outsourcing any current products that we currently service and would attempt to obtain. Both the size of the market and any potential economic hardship affecting this  small regional market could adversely affect our project sales and operating incomer.  If we are forced to expand our marketing efforts outside this region we could also incur significant costs in an attempt to penetrate other regional or national markets.

We depend on low to medium volume high mix technology products that are built domestically.  These applications include industrial instrumentation and scientific communication, semiconductor and automotive products, which continually produce technologically advanced products with short life cycles; our inability to continually manufacture such products on a cost-effective basis could harm our business.

During the twelve months ended December 31, 2004 and for the six months ended June 30, 2005, we derived approximately 30% of our revenues from customers in the industrial product sector, whose products include adhesive dispensing equipment, motion controllers; approximately 40% of our revenues from customers in the semiconductor industry, whose products include mass flow controllers, and evaluation modules for integrated circuit manufactures; approximately 19% of our revenues from providers of communications infrastructure, whose products include equipment for optical networks, cellular base stations, radio frequency devices, telephone exchange and access switches and broadband devices; approximately 3% of our revenues from the automotive industry, whose products are electronic control units for alternative fuel systems.  The remaining 8% of our revenues was derived from customers in a variety of other industries, including the medical, consumer and military industries.

Factors affecting these industries in general could seriously harm our customers and, as a result, us. These factors include:

•

Rapid changes in technology, which result in short product life cycles, often reduce the volume and market share for our customers and ultimately us. It will lead to the loss of previous design wins and frequent new product introductions and substantial development costs. This could result in loss of revenue and it could adversely affect our operating income.

•

Seasonality of demand for our customers’ products would force our customers to manage their inventories for seasonal variations and inventory management and excess build ups. Customers could dramatically increase their request for production quantities, which could cause lead time problems with getting the components or we may not be able to build enough products which could have loss of revenue for our customers. As a result we could lose these customers and it would adversely affect our projected sales. If the projected sales will not materialize, we will have loss of revenue and reduced margins.  Any cancellation or delay in production would also have the same adverse effect on our sales projections and profitability.

•

The inability of our customers to successfully market their products, and the failure of these products to gain widespread commercial acceptance; could effect their long term business plans and sales.  Our success depends upon the ability of our customers to successfully market their products and if they fail, it could result in cancellations or rescheduling orders lower sales volume and operating income.

•

Recessionary periods in our customers’ markets will affect both our customers and our overall business output. It would require dramatic changes to the overall business model, layoffs and major adjustments to the business overhead.  If we fail to adjust to new recessionary environment, our business would be adversely affected and we may not be able to compete successfully against other companies in our industry and achieve profitability.

Our increased original design manufacturing, or ODM, activity may reduce our profitability.

We have recently begun providing ODM services, where we design and develop products that we then manufacture for OEM customers. We are actively pursuing ODM projects, focusing primarily on consumer related devices, such as cell phones and related products, which requires that we make investments in research and development, technology licensing, test and tooling equipment, patent applications, facility expansion and recruitment.

Although we enter into contracts with our ODM customers, we may design and develop products for these customers prior to receiving a purchase order or other firm commitment from them. We are required to make substantial investments in the resources necessary to design and develop these products, and no revenue may be generated from these efforts if our customers do not approve the designs in a timely manner or at all, or if they do not then purchase anticipated levels of products. In addition, ODM activities often require that we purchase inventory for initial production runs before we have a purchase commitment from a customer. Even after we have a contract with a customer with respect to an ODM product, these contracts may allow the customer to delay or cancel deliveries and may not obligate the customer to any volume of purchases. These contracts can generally be terminated by either party on short notice. There is no assurance that we will be able to maintain our current level of ODM activity at all or for an extended period of time. We continue to make investments in our ODM services, which could adversely affect our profitability through fiscal 2005 and beyond. Further, the products we design must satisfy safety and regulatory standards and some products must also receive government certifications. If we fail to timely obtain these approvals or certifications, we would be unable to sell these products, which would harm our sales, profitability and reputation.

The success of our ODM activity depends on our ability to protect our intellectual property rights.

 We retain certain intellectual property rights to our ODM products. As the level of our ODM activity is increasing, the extent to which we rely on rights to intellectual property incorporated into products is increasing. Despite our efforts, we cannot be certain that the measures we have taken to prevent unauthorized use of our technology will be successful. If we are unable to protect our intellectual property rights, this could reduce or eliminate the competitive advantages of our proprietary technology, which would harm our business.

Intellectual property infringement claims against us or our customers could harm our ODM business.

Our ODM products often face competition from the products of OEMs, many of whom may own the intellectual property rights underlying those products. As a result, we could become subject to claims of intellectual property infringement as the number of our competitors increases. In addition, customers for our ODM services typically require that we indemnify them against the risk of intellectual property infringement. If any claims are brought against us or our customers for such infringement, whether or not these have merit, we could be required to expend significant resources in defense of such claims. In the event of such an infringement claim, we may be required to spend a significant amount of money to develop non-infringing alternatives or obtain licenses. We may not be successful in developing such alternatives or obtaining such a license on reasonable terms or at all.

OUR ODM PRODUCTS CURRENTLY COMPETE WITH CURRENT AND PROSPECTIVE PRODUCTS OF OUR OEM CUSTOMERS WHICH COULD PROVOKE OUR CUSTOMERS TO CEASE ITS BUSINESS RELATIONSHIP WITH US AND WE MAY INCUR SIGNIFICANT LOSES AS A RESULT.

Flexibility and time to market are now forcing our OEM customers to turn to us for Outside Design Manufacturing (ODM) services. As a result we could begin to compete with our OEMs products.  Some of these customers could terminate their relationship with us and seek an injunction against us or future of their underlying technology in our ODM product, which could result in loss of these customers and loss of revenue for Probe.

Furthermore, if we continue to produce our ODM products we could also face allegations of patent infringement and trademark infringement by our customers. In the event of an infringement claim against us, we would absorb substantial costs in defending the claim and if we lose we have to pay the amount of any resulting adverse final judgment against us or settlement. This could have an adverse effect on our business both with our profitability and reputation in the market.

IF OUR ODM PRODUCTS ARE SUBJECT TO NON-COMPLIANCE, OUR BUSINESS MAY BE DAMAGED AND WE MAY INCUR SIGNIFICANT FEES.

In our contracts with our ODM customers, we generally provide them with a warranty against non-compliance in our designs. If an ODM product or component that we design is found to be non-compliant in its design, this may lead to increased warranty claims. Although we have product liability insurance coverage, this is expensive and may not be available on acceptable terms, in sufficient amounts, or at all. A successful product liability claim in excess of our insurance coverage or any material claim for which insurance coverage was denied or limited and for which indemnification was not available could have a material adverse effect on our business, results of operations and financial condition.

The majority of our sales come from a small number of customers with whom we do not have long term contracts; if we lose any of these customers, our sales could decline significantly.

Sales to our five largest customers have represented a significant percentage of our net sales in recent periods. Our five largest customers accounted for approximately 86% and 79% of net sales during the six twelve months ended December 31, 2004 and December 31,2003 respectively.

Our principal customers have varied from year to year, and our principal customers may not continue to purchase services from us at current levels, if at all. Significant reductions in sales to any of these customers, or the loss of major customers, would seriously harm our business. If we are not able to timely replace expired, canceled or reduced contracts with new business, our revenues could be harmed.

The part number, quantity,  price, workmanship standards, and scheduled delivery dates of the products to be Manufactured are determined by written purchase orders given by our customers and accepted or confirmed by us in writing or via email.  We agree to deliver the products manufactured pursuant to each purchase order in accordance with the terms and conditions set forth in the purchase order. Probe manufactures hundreds of different types of assemblies on an ongoing basis and each product has a purchase order associated with it.  Please see attcahed filing of several samples of these purchase orders.

We do not have any long term agreements with our customers, and our principal customers may not continue to purchase services from us. The duration of a purchase order is usually from 30 to 90 days. These purchase orders could be cancelled or rescheduled at any time. Significant reductions in sales to any of these customers would reduce our projected sales, adversely affect our profits, and seriously harm our business.

Our top five customers include, Celerity Group, Newport Corporation, Asymtek Corporation, Jetline Engineering, and Apogee.

We currently do not have long term contracts with our executive officers and if we lose key senior management personnel our business could be negatively affected. Further, we will need to recruit and retain additional skilled management personnel and if we are not able to do so, our business and our ability to continue to grow could be harmed.

Our success depends to a large extent upon the continued services of our executive officers. Generally our employees are not bound by employment or non-competition agreements, and we cannot assure that we will retain our executive officers and other key employees. We could be seriously harmed by the loss of any of our executive officers. In order to manage our growth, we will need to recruit and retain additional skilled management personnel and if we are not able to do so, our business and our ability to continue to grow could be harmed. In addition, in connection with expanding our ODM activities, we must attract and retain experienced design engineers. Although a number of companies in our industry have implemented workforce reductions, there remains substantial competition for highly skilled employees. Our failure to recruit and retain experienced design engineers could limit the growth of our ODM activities, which could adversely affect our business.

We are subject to environmental compliance risks and unexpected costs that we may incur with respect to environmental matters may result in additional loss contingencies, the quantification of which cannot be determined at this time.

We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances in the ordinary course of our manufacturing process.  If more stringent compliance or cleanup standards under environmental laws or regulations are imposed, or the results of future testing and analyses at our current or former operating facilities indicate that we are responsible for the release of hazardous substances, we may be subject to additional remediation liability. Further, additional environmental matters may arise in the future at sites where no problem is currently known or at sites that we may acquire in the future. Currently unexpected costs that we may incur with respect to environmental matters may result in additional loss contingencies, the quantification of which cannot be determined at this time.

We are exposed to fluctuations in foreign currency exchange rates because we procure products from suppliers in foreign countries and as a result of the volatility in the exchange rates between the foreign currencies and the functional currencies of our entities could seriously harm our business, operating results and financial condition.

We transact business in various foreign countries because we procure products from suppliers in foreign countries. As a result, we are exposed to fluctuations in foreign currencies. We have currency exposure arising from both sales and purchases denominated in currencies other than the functional currencies of our entities. Volatility in the exchange rates between the foreign currencies and the functional currencies of our entities could seriously harm our business, operating results and financial condition. These exposures are primarily, but not limited to, cash, receivables, payables and inter-company balances, in currencies other than the functional currency unit of the operating entity. Foreign exchange forward contracts are treated as cash flow hedges and such contracts generally expire within three months.

RISKS TO OUR INDUSTRY

The variability of customer requirements in the electronics industry could adversely affect our results of operations.

As a provider of electronics manufacturing services, we must provide increasingly rapid product turnaround for our customers. We generally do not obtain firm, long-term purchase commitments from our customers, and we often experience reduced lead-times in customer orders. Customers cancel their orders, change production quantities and delay production for a number of reasons. The uncertain economic conditions and geopolitical situation has resulted, and may continue to result, in some of our customers delaying the delivery of some of the products we manufacture for them, and placing purchase orders for lower volumes of products than previously anticipated. Cancellations, reductions or delays by a significant customer or by a group of customers have harmed, and may continue to harm, our results of operations by reducing the volume of products manufactured by us for the customers and delivered in that period, as well as causing a delay in the repayment of our expenditures for inventory in preparation for customer orders and lower asset utilization resulting in lower gross margins.

In addition, we make significant decisions, including determining the levels of business that we will seek and accept, production schedules, component procurement commitments, personnel needs and other resource requirements, based on our estimates of customer requirements. The short-term nature of our customers’ commitments and the rapid changes in demand for their products reduce our ability to accurately estimate future customer requirements. This makes it difficult to schedule production and maximize utilization of our manufacturing capacity. We often increase staffing, increase capacity and incur other expenses to meet the anticipated demand of our customers, which cause reductions in our gross margins if customer orders are delayed or cancelled. Anticipated orders may not materialize, and delivery schedules may be deferred as a result of changes in demand for our customers’ products. On occasion, customers require rapid increases in production, which may stress our resources and reduce margins. Although we have increased our manufacturing capacity, and plan further increases, we may not have sufficient capacity at any given time to meet our customers’ demands. In addition, because many of our costs and operating expenses are relatively fixed, a reduction in customer demand harms our gross profit and operating income.

We depend on the continuing trend of outsourcing by OEMs, if this trend changes or declines our business could be significantly harmed.

Future growth in our revenue depends on new outsourcing opportunities in which we assume additional manufacturing and supply chain management responsibilities from OEMs. Although, in today’s economic climate outsourcing is the trend, in the course of business decision OEMs must make a decision whether to build their products in house or outsource it.  Lack of capacity by outsourcing companies, or protectionist policies could effect OEMs decision to build in house instead of outsourcing.  However, growing complexity of electronics packaging requires additional equipment and expertise.  If the OEM decides to build its product in-house, they have to invest in capital equipment and expertise.  To the extent that outsourcing opportunities stay in-house and are not available, our future growth would be limited.

RISKS ABOUT OUR STOCK AND THIS OFFERING

There is currently no market for our securities, and there can be no assurances that any market will ever develop or that our common stock will be quoted for trading and if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no market whatsoever for our securities. We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our common stock on the OTC Bulletin Board ("OTCBB") maintained by the NASD. There can be no assurance as to whether such market maker's application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in Probe Manufacturing, Inc. will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of Probe Manufacturing, Inc. and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See subheading to "Plan of Distribution" entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

All 3,328,125 shares of our common stock currently being registered may be sold by selling stockholders subsequent to the effectiveness of this registration statement.   Significant sales of these shares over a short or concentrated period of time is likely to depress the market for and price of shares in any market that may develop.

All 3,328,125 shares of our common stock being registered in this offering and being held by 57 shareholders may be sold subsequent to effectiveness of this registration statement either at once and/or over a period of time. These sales may take place because the 3,328,125 shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also "Selling Stockholders" and "Plan of Distribution" hereinafter. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

If a market develops for our shares, Rule 144 sales may depress prices in that market.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will create a lack of liquidity and make trading difficult or impossible.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks (generally) are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

•

Deliver a standardized risk disclosure document prepared by the SEC;

•

Provide the customer with current bid and offer quotations for the penny stock;

•

Explain the compensation of the broker-dealer and its salesperson in the transaction;

•

Provide monthly account statements showing the market value of each penny stock held in the customer's account;

•

Make a special written determination that the penny stock is a suitable investment for the purchaser; and

•

Provide a written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

IF AND WHEN OUR SECURITIES BECOME QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD OR OTHER EXCHANGE OUR SECURITIES MAY BE THINLY TRADED WHICH MAY NOT PROVIDE LIQUIDITY FOR OUR INVESTORS.

If our securities become quoted on the Over-the-Counter Bulletin Board or other exchange our securities may be thinly traded which may not provide liquidity for our investors.  The Over-the-Counter Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than the NASDAQ Stock Market or national or regional exchanges. Securities traded on the Over-the-Counter Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The Securities and Exchange Commission's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the Over-the-Counter Bulletin Board. Quotes for stocks included on the Over-the-Counter Bulletin Board are not listed in newspapers. Therefore, prices for securities traded solely on the Over-the-Counter Bulletin Board may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

Investors must contact a broker-dealer to trade over-the-counter bulletin board securities. As a result, you may not be able to buy or sell our securities at the times that you may wish.  Even if our securities become quoted on the Over-the-Counter Bulletin Board, the Over-the-Counter Bulletin Board may not permit our investors to sell securities when and in the manner that they wish. Because there are no automated systems for negotiating trades on the Over-the-Counter Bulletin Board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders to buy or sell a specific number of shares at the current market price it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

We do not intend to pay dividends in the foreseeable future; therefore, you may never see a return on your investment.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

USE OF PROCEEDS

This prospectus relates to shares of common stock that may be offered and sold from time to time by certain selling stockholders.  We will not receive any proceeds from the sale of the shares.

DETERMINATION OF OFFERING PRICE

The offering price of $0.80 per share was determined arbitrarily by us.  The offering price is not based upon our net worth, total asset value, or any other objective measure of value based on accounting measurements.  Should a market develop or occur for our securities, the market price may be far less than the offering price.  If and when our common stock is listed on the Over-the-Counter Bulletin Board the price will be established according to demand for our common stock and will fluctuate based on the demand for our shares.

DILUTION

Our net tangible book value as of June 30, 2005 was ($0.23) per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering.

SELLING SECURITY HOLDERS

Based upon information available to us as of January 20, 2006 the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold as used in this prospectus. "Selling stockholder" includes donees, pledges, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Selling Stock Holder Name and Address	Number of Shares Beneficially Owned Before the Offering	Number of Shares that may be Offered Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering (1)(a)(b)(c)
Ashford Capital, LLC 3419 Via Lido #470 Newport Beach, CA 92663 (2)	944,966	250,000	694,966
eFund Capital Partners, LLC 301 East Ocean Blvd. Suite 640 Long Beach, CA 90802 (3)	1,086,224	250,000	836,224
Reza Zarif 18 Marana San Clemente, CA 92673 (4)	1,390,646	250,000	1,140,646
Kambiz Mahdi 2933 Catalpa St. Newport Beach, CA 92660 (5)	1,390,646	250,000	1,140,646
The Hicks Family Trust 11851 Riverside Drive, #280 Lakeside, CA 92040 (7) (9)	62,500	31,250	31,250
The Edward & Mildred Lassiter Restated Family Trust 2790 Skypark Drive #240 Torrance, CA 90505 (7) (10)	125,000	62,500	62,500
The DW and & JS Benner Family Trust 29906 Avenida Magnifica Rancho Palos Verdes,CA 90275 (7) (8)	335,396	62,500	272,896
Hirad Emadi 26152 Flintlock Lane Laguna Hills, CA 92683 (7)	62,500	31,250	31,250
Patrick Connelly 1511 Taraval St. San Francisco, CA 94116 (7)	50,000	25,000	25,000
Phillip Kavanaugh 200 Charter Oaks Circle Los Gatos, CA 95032 (7)	62,500	31,250	31,250
Ronnie Novian 3155 Deep Canyon Drive Beverly Hills, CA 90210 (7)	62500	31,250	31,250
John White 826 S. Sierra Bonita Avenue Los Angeles, CA 90036 (7)	50,000	25,000	25,000
Parvin Victory Khalili 1944 Glendon Avenue #209-1A Newport Beach, A 90025 (7)	150,000	75,000	75,000
Albert Assil 11949 Goshen Avenue #304 Los Angeles, CA 90049 (7)	75,000	37,500	37,500
Keith Barrett 2511 Laurie Lane Twin Falls, ID 83301 (7)	75,000	37,500	37,500
Helene Mandell 3736 Wonderland Avenue Boulder, CO 8304 (7)	125,000	62,500	62,500
Guy Grimsley 3218 Colorado Avenue Santa Monica, CA 9404 (7)	100,000	50,000	50,000
Francis F. Smith Descendants Trust Edward F SMIT 325 Ventura Club Drive Roselle, IL 60172 (7) (11)	100,000	50,000	50,000
Edmondson Farms, Inc. Employees 401K Plan & Trust 1370 NC11 Oak City, NC 27857 (7) (12)	50,000	25,000	25,000
Ikuo Ito 3-5-19 Higashi-Gotanda Sinagawa-Ku Toyko, Japan 141-0022 (7)	50,000	25,000	25,000
Global Capital Management, Inc. Management, Inc. 13F Oak Minami-Azabu Bldg. Minami-Azabu, Minato-Ku Toyko, Japan 106-0047	750,000	375,000	25,000
Masahiro Irie 2-8-11-401 Minami-Azabu Minato-Ku Toyko, Japan 106-0047 (7)	50,000	25,000	25,000
James Goodell and/or Lisa Goodell JT TEN WROS 1178 17th Avenue Mopherson, KS 67460 (7) (13)	80,000	40,000	40,000
Peter Grias 18110 Levan Livoria, MI 48162 (7)	100,000	50,000	50,000
Kamran Gharibian 1110 Shadow Hill Way Beverly Hills, CA 90210 (7)	125,000	62,500	62,500
Iraj Gharibian 1805 Loma Vista Drive Beverly Hills, CA 90210 (7)	62,500	31,250	31,250
Billy E. Malcolm 8492 Skiles Road Ponder, TX 76259 (7)	25,000	12,500	12,500
Robert Kofke and Cathy Kofke JT TEN WROS 881 Morrison Farm Road Troutman, NC 28166 (7) (14)	50,000	25,000	25,000
Phillip Smith 16541 780th Avenue Sacred Heart, MN 56285 (7)	50,000	25,000	25,000
Billy A Barr P.O. Box 391 Crested Butte, CO 81224 (7)	25,000	12,500	12,500
Charles Schwab FBO Andrew Kotowicz 1529 Westerham Newport Richey, FL 34655 (7)	50,000	25,000	25,000
Todd Jorgensen 11483 S. Jordan Bend Road South Jordon, UT 84095	62,500	31,250	31,250
Christopher Reed and Patricia Schone JT WROS 25265 Malibu Road Malibu, CA 90265 (7) (15)	25,000	12,500	12,500
Anthony and Angela Reed Family Trust 24668 Overland Drvice West Hills, CA 91304 (7) (16)	50,000	25,000	25,000
Cadioty/Werth Living Trust 3696 Dixie Canyon Avenue Sherman Oaks, 91423 (7) (17)	50,000	25,000	25,000
Miller Family Trust 5255 Zelzah Avenue, #302 Encino, CA 91316 (7) (18)	50,000	25,000	25,000
Finer Marital Trust 16217 Kittridge Street Van Nuys, CA 91406 (7) (19)	50,000	12,500	12,500
James Kimmel 16217 Kittridge Street Van Nuys, CA 91406 (7)	50,000	12,500	12,500
Adam Carolla 16217 Kittridge Street Van Nuys, CA 91406 (7)	50,000	12,500	12,500
George Geldin 243 Park View Drive Oak Park, CA 91377 (7)	50,000	12,500	12,500
Dennis Gerber 3165 Willow Springs Circle Venice, FL 34293 (7)	100,000	50,000	50,000
Noriaki Sasaki 3-9-1-201 Koishikawa Bunkyo-Ku Tokyo, Japan 112-0002 (7)	125,000	62,500	62,500
B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998 41 Camino Lienzo San Clamente, CA 92673 (7) (20)	50,000	12,500	12,500
Abraham Assil 1000 Westgate Ave. Los Angeles, CA 90049 (7)	62,500	31,250	31,250
Anthony Reed 24668 Overland Drive West Hills, CA 91304 (7)	6,875	6,875	0
Bach Living Trust Dated June 17, 1996 39789 Village Run Drive Northville, MI 48167 (7) (21)	25,000	12,500	12,500
Craig Benner 209 Gull Street Manhattan Beach, CA 90266 (7)	62,500	31,250	31,250
Carolina Trust Dated September 21, 2000 13171 Ethelebee Way Santa Ana, CA 92705 (7) (22)	100,000	50,000	50,000
Duncan Revocable Trust 276 Via Linda Vista Redondo Beach, CA 90277 (7) (23)	125,000	62,500	62,500
Hooman Emadi 49 Palatine #230 Irvine, CA 92612 (7)	25,000	12,500	12,500
Ronald Feldman 59 Rambler Road (7)	25,000	12,500	12,500
George D. Hill & Elieen C. Hill JT WROS & Eileen C. Hill JT WROS 132 Clifton Rd. Kelowna, BC Canada V1G 1G3 (7) (24)	50,000	25,000	25,000
The Edward and Mildred Lassiter Restated Family Trust Dated April 14, 2000 2790 Skypark Drive #204 Torrance, CA 90505 (25)	502.,102	250,000	252,102
Russell Miller 1321 Bienvenida Pacific Palisades, CA 90272 (7)	200,000	100,000	200,000
William W. Morse & Jill D. Morse JT WROS 2466 Alhambra Drive Palm Springs, CA 92264 (7) (26)	62,500	31,250	31,250
Research Drive Equities, LLC Ralph Vincent Kidd 4900 15th Street Murrero, LA 70072 (7)	125,000	62,500	62,500
TOTAL	9,674,355	3,328,125	6,346,230

(1). Number of Shares Beneficially Owned After Offering assumes the following:

(a).  Assumes that all common stock registered pursuant to this prospectus are sold.

(b).  Assumes that The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronniw Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Decendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla, George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil, James Blake, and Anthony Reed do not sell any of the common stock shares underlying the Series A and Series B warrants they purchased in our private placement memorandum.  There is a total of 1,160,625 shares of common stock underlying the Series A warrants that can be purchased and a total of 1,160,625 of common stock underlying the Series B warrants that can be purchased.

(c).  Assumes that Ashford Capital, LLC, eFund Capital Partners, LLC, Kambiz Mahdi, and Reza Zarif do not sell any shares underlying Series A stock which if converted as of the date of this prospectus would be 332,812, 232,968, 332,812, 332,812 shares of common stock respectively. Please note that the Series A and Series B preferred stock have adjustable conversion rates and an indeterminate number of shares can be issued upon conversion thus the share number can be higher or lower than projected and the stated assumptions must be taken into consideration.

(d).  Assumes that eFund Capital Partners, LLC, Reza Zarif and Kambiz Mahdi do not sell any of the share underlying the conversion of Series B which is 1,000,000 shares of common stock in total assuming a conversion price of $0.80.  eFund Capital Partners, LLC, Reza Zarif, Kambiz Mahdi own 350,000, 450,000, 450,000 respectively.

(e).  Assumes that eFund Capital Partners, LLC, Ashford Capital, LLC and The Edward & Mildred Lassister Restated Family Trust do not sell 2,772, 4320, and 2,101 shares of common stock respectively, which each of the parties acquired pursuant to their lines of credit agreements that each of them separately has with us.

(2) The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received the shares pursuant to an assignment agreement with eFund Capital Partners, LLC..  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.   Ashford Capital also owns 100 shares  of series A convertible preferred stock which as stated in (1) (c) above if converted as of the date of this prospectus would be 332,812 shares of common stock and they own 4,320 shares of common stock which they acquired pursuant to their line of credit agreement with us

(3) The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC the shares common stock pursuant to an investment agreement with us in May of 2004.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004. eFund also owns 70 shares  of series A convertible preferred stock which as stated in (1) (c) above if converted as of the date of this prospectus would be 232,968 shares of common stock.  In addition eFund owns 3500 shares of series B convertible preferred stock which if converted $0.80 would be 350,000 shares of common stock and they own 2,772 shares of common stock which they acquired pursuant to their line of credit agreement with us.

(4) Reza Zarif is our chief executive officer and a director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all the rights pursuant to such ownership.  Mr. Zarif acquired 250,000 shares as a founder of Probe. Reza also owns 100 shares  of series A convertible preferred stock which as stated in (1) (c) above if converted as of the date of this prospectus would be 332,812 shares of common stock.  In addition Reza owns 4500 shares of series B convertible preferred stock which if converted $0.80 would be 450,000 shares of common stock.

(5) Kambiz Mahdi is one of our founders and a director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all the rights pursuant to such ownership.  Mr. Mahdi acquired his shares as a founder of Probe. Kambiz also owns 100 shares  of series A convertible preferred stock which as stated in (1) (c) above if converted as of the date of this prospectus would be 332,812 shares of common stock.  In addition, Kambiz owns 4500 shares of series B convertible preferred stock which if converted $0.80 would be 450,000 shares of common stock

(7) The Hicks Family Trust, The Edward & Mildred Lassiter Restated Family Trust, The DW & JS Benner Family Trust, , Hirad Emadi, Patrick Connelly, Phillip Kavanaugh, Ronniw Novian, John White, Parvin Khalili, Albert Assil, Keith Barrett, Helene Mandell, Guy Grimsley, Francis F. Smith Decendants Trust, Edmondson Farms, Inc. Employees 401K Plan & Trust, Ikuo Ito, Global Capital Management, Inc., Masahiro Irie, James and Lisa Goodell, Peter Grias, Kamran Gharibian, Iraj Gharibian, Billy E. Malcolm, Robert Kofke and Cathy Kofke JT TEN WROS, Phillip Smith, Billy Barr, Charles Schwab FBO Andrew Kotowicz, Todd Jorgensen, Chritopher Reed and Patricia Schone JT WROS, Anthony and Angela Reed Family Trust, Cadioty/Werth Living Trust, Miller Family Trust, Finer Marital Trust, James Kimmel, Adam Carolla, George Geldin, Dennis Gerber, Noriaki Sasaki, B Derman & J Derman TTEE Bennett & Janice Derman Family U/A Dated January 16, 1998, Abraham Assil, James Blake, and Anthony Reed all became shareholders pursuant to our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004.  All the above parties have dispositive and voting power over their shares and claim beneficial ownership of them.

(8) Dennis Benner is a director of ours and acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them. He also owns 3,192 shares of common stock which the Benner Exemption Trust acquired pursuant to a line of credit agreement with us.  Dennis also owns 30 shares of Series A convertible preferred stock which as stated in (1) (c) above if converted as of the date of this prospectus would be 99,843 shares of common stock.

(9) Robert and Mary Hicks acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The Hicks Family Trust” Robert and Mary Hicks have dispositive and voting power over the shares in “The Hicks Family Trust” and claim beneficial ownership of them.

(10) Edward and Mildred Lassiter acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The Edward and Mildred Lassiter Restated Trust.” Mr. and Mrs. Lassiter have dispositive and voting power over the shares in “The Edward and Mildred Lassiter Restated Trust” and claim beneficial ownership of them.  They also own 2,102  shares of common stock which they acquired pursuant to their line of credit agreement with us

(11) Edward Smith acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Francis F. Smith Descendants Trust Edward F SMIT.” Mr.  Smith has dispositive and voting power over the shares in “Francis F. Smith Descendants Trust Edward F SMIT” and claims beneficial ownership of them.

(12) R. Sutton Edmondson acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Edmondson Farms Inc. Employees 401K Plan & Trust.” Mr.  Edmondson has dispositive and voting power over the shares in “Edmondson Farms Inc. Employees 401K Plan & Trust” and claims beneficial ownership of them..

(13) James and Lisa Goodell acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “James Goodell and/or Lisa Goodell  JT TEN WROS” Mr. and Mrs. Goodell have dispositive and voting power over the shares in “James Goodell and/or Lisa Goodell JT TEN WROS” and claim beneficial ownership of them.

(14) Robert Kofke and Cathy Kofke acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Robert Kofke and Cathy Kofke JT TEN WROS.” Mr. and Mrs. Kofke have dispositive and voting power over the shares in “Robert Kofke and Cathy Kofke JT TEN WROS” and claim beneficial ownership of them.

(15) Christopher Reed and Patricia Schone acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Christopher Reed and Patricia Schone JT WROS.” Mr. Reed and Mrs. Schone have dispositive and voting power over the shares in “Christopher Reed and Patricia Schone JT WROS” and claim beneficial ownership of them.

(16) Anthony and Angela Reed acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Anthony and Angela Reed Family Trust.”  Mr. and Mrs. Reed have dispositive and voting power over the shares in “Anthony and Angela Reed Family Trust” and claim beneficial ownership of them.

(17) Linda Cadoity acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Cadioty/Werth Living Trust.”  Linda Cadioty has dispositive and voting power over the shares in “Cadioty/Werth Living Trust” and claims beneficial ownership of them.

(18) Phillip Miller acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Miller Family Trust.” Mr. Phillip Miller has dispositive and voting power over the shares in “Miller Family Trust” and claims beneficial ownership of them.

(19) Veta Finer acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Finer Martial Trust.” Veta Finer has dispositive and voting power over the shares in “Finer Martial Trust” and claims beneficial ownership of them.

(20) Bennett and Janice Derman acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Bennett and Janice Family Trust.” Mr. and Mrs. Derman have dispositive and voting power over the shares in “Bennett and Janice Family Trust” and claim beneficial ownership of them.

(21) Mark Bach acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Bach Living Trust.” Mark Bach has dispositive and voting power over the shares in “Bach Living Trust” and claims beneficial ownership of them.

(22) Veri Tan Riverdi acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Carolina Trust.” Veri Tan Riverdi has dispositive and voting power over the shares in “Carolina Trust” and claims beneficial ownership of them.

(23) William Duncan acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “Ducan Revocable Trust.”  William Duncan has dispositive and voting power over the shares in “Duncan Revocable Trust” and claims beneficial ownership of them.

(24) George and Elieen Hill acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “George D. Hill an Elieen C. Hill JT WROS.”  Mr. and Mrs. Hill have dispositive and voting power over the shares in “George D. Hill an Elieen C. Hill JT WROS” and claim beneficial ownership of them.

(25) Edward Lassiter acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The Edward and Mildred Lassiter Restated Family Trust.” Mr. Lassiter has dispositive and voting power over the shares in “The Edward and Mildred Lassiter Restated Family Trust” and claims beneficial ownership of them.

(26) William Morse acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “William W. Morse and Jill D. Morse JT WROS.” Mr. Morse has dispositive and voting power over the shares in “William W. Morse and Jill D. Morse JT WROS” and claims beneficial ownership of them.

PLAN OF DISTRIBUTION

Each selling stockholder of our common stock and any of their pledges, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market , any other stock exchange market or trading facility which the shares are traded if and when such market develops or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares from time to time:

•

If we are successful in our application to have our common stock list on the Over-the-Counter Bulletin Board in transactions on the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale and at prices related to such prevailing market prices; or

•

 In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market; or

•

If we are successful in our application to have our common stock listed on the Over-the-Counter Bulletin Board in block trades in which the broker-dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

An exchange distribution in accordance with the rules of the applicable exchange; or

•

If we are successful in our application to have our common stock listed on the Over-the-Counter Bulletin Board in settlement of short sales entered into after the date of this prospectus; or

•

If we are successful in our application to have our common stock listed on the Over-the-Counter Bulletin Board in broker-dealer transactions in which broker-dealers may agree with the selling stock holders to sell a specified number of such shares at a stipulated price per share; or

•

Through the writing or settlement of option or other hedging transactions, whether through an options exchange or otherwise; or

•

In a combination of such methods of sale; or

•

Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Rule 105 of Regulation M prohibits a short seller from covering short sales with offering securities purchased from an underwriter or broker or dealer participating in the offering, if the short sale occurred during the Rule's restricted period, typically the five-day period prior to pricing. The reason for the prohibition is that pre-pricing short sales that are covered with offering shares artificially distort the market price for the security, preventing the market from functioning as an independent pricing mechanism and eroding the integrity of the offering price.  Prices of "follow-on offerings" are typically based on a stock's closing price prior to the time of pricing, and thus short sales during the period immediately preceding pricing that reduce the market price can result in a lower offering price. The goal of Rule 105 is to promote offering prices that are based upon open market prices determined by supply and demand rather than artificial forces.

LEGAL PROCEEDINGS

As of January 20, 2006 we have the following legal proceedings and legal settlements:

1.     Cadence has a judgment against us for $98,000 which was entered by the Superior Court Santa Clara County, California in September 2, 2003.  The judgment was due to lack of payment by Probe to Cadence after Probe purchased the license to use its Alegro software program.  Due to economic conditions after September 11th the market for the use of this product disappeared and Probe was not able to resale the services.  Consequently, Probe was not able to generate any revenues from reselling of the software and could not pay Cadence.  On August 9th 2004 we have entered into a payment agreement with the Cadence in which we pay them $2,500 a month until such time the debt is paid off and the balance currently due to Cadence under the agreement is $80,000.

2. IFC has a judgment against us for $144,403.00 which was entered by the Superior Court Orange County, California. Judgment filed July 15, 2004.  The judgment resulted from our failure to pay IFC under the purchase agreement for a piece of X-Ray equipment. In September 2004 we entered into a settlement agreement whereby we have agreed to pay IFC $15,000 as an initial payment and $5,000 per month until settlement amount of $70,000.00 is paid in full.  The balance due as of March 31, 2005 was $35,000.00.

3. Canon Financial has a judgment against us for $15,000.00which was entered by the Superior Court Burlington County, New Jersey on April 1, 2004 and also entered by the Superior Court , Orange County, California June 24, 2004.  The judgment was entered because Probe did not pay the lease payments due on a copy machine which was not properly maintained by Canon and was not functional most of the time.  We have agreed to pay Canon $1000.00 per month until fully paid.  Our balance as of March 31st 2004 was $9,000.00.

4. Pro-Source has filed a civil case against us for $35,000 for breach of contract which was filed in the Superior Court Orange County, California.  Judgment was filed against us on March 9, 2005.  We have reached a settlement with Pro-Source on September 9, 2004 whereby we agreed to pay $20,000 in three payments.  The first payment was made on January 20, 2006 for $10,000 and then we must $5,000 on October 1, 2005 and $5,000 on November 1, 2005.

5. We currently owe the Internal Revenue Service $140,000.00 for past tax liabilities which we are not currently able to pay in full.  We have negotiated a settlement with the IRS and have entered into a payment plan with them in which we pay the IRS $2,500 per month.

While we are currently able to service any and all payment obligation to the creditors, if we are unable in the future to service any payments, anyone of the creditors may instigate foreclosure proceedings against us.  If we are unable to satisfy our obligations, we could be forced into bankruptcy.

We believe that there are no other claims or litigation pending, the outcome of which could have a material adverse effect on our financial condition or operating results.  However, if litigation should arise and the company was to receive an unfavorable ruling, there is a possibility that it would have a material adverse impact on our financial condition, results of operations, or liquidity of the period in which the ruling occurs, or future periods

DIRECTORS, EXECUTIVE OFFICERS, SIGNFICANT EMPLOYEES AND CONTROL PERSONS

The following table sets forth the name, age, positions, and offices or employments for the past five years as of May 31, 2004, of our executive officers and directors. Members of the board are elected and serve for one year terms or until their successors are elected and qualify. All of the officers serve at the pleasure of the board of directors of the company.

NAME

AGE

POSITION

Dennis Benner

63

Director, Chairman

Kambiz Mahdi

41

Director

Reza Zarif

48

Chief Executive Officer, Director

Barrett Evans

33

Director

Jeffrey Conrad

32

Director

BIOGRAPHIES OF OFFICERS AND DIRECTORS

Set forth below is a brief description of the background of our officers and directors based on information provided by them to us.

DENNIS BENNER has been a director of ours since November of 2004.  He has over 35 years of business experience in leadership positions in the information technology industry.  His experience includes sales, marketing and general management of information technology services companies.  He has had line management responsibility for acquisitions, integrating acquisitions, restructuring organizations, creating and rebuilding management teams, developing and implementing sales and marketing systems, developing and implementing sales compensation systems, creating new products and services, creating and managing strategic alliances and relocating major facilities.  He has held leadership positions in large Fortune 500 companies including, Division General Manager at TRW, Division VP of Sales and Marketing at Computer Sciences and Automatic Data Processing, Manager of Federal Government Marketing for Control Data, Marketing Manager at IBM, and he retired as corporate CIO at Fluor Corporation in 2000.  From 2000-2002 Mr. Benner was an Executive VP at Autobytel, Inc.   From 2002 until now, Mr. Benner has been an Executive Coach with Right Management Consultants Company. Mr. Benner  has a BS in Business from the University of Kansas.

KAMBIZ MAHDI is a co-founder and has been with the company since its inception in 1993.  Mr. Mahdi has direct responsibilities for sales and marketing, overseeing financial activities, and developing and guiding the company’s vision and cultural values.  Prior to Probe, Mr. Mahdi was the Technical Sales Manager for six years with Future Electronics, a billion dollar electronics distributor. While at Future Electronics, Mr. Mahdi developed technical management leadership and management tools for their highest technology customers and applications.  Mr. Mahdi has a BS degree in Electrical Engineering.

REZA ZARIF is a co-founder and has been with the company as chief executive officer since its inception in 1993.  Mr. Zarif is responsible for all operational activities as well as developing and guiding the company's vision and cultural values.  Prior to Probe, Mr. Zarif was at Graphtec Incorporated of Japan for 7 years where he was responsible for transferring manufacturing and associated technologies from Japan to the United States.  Mr. Zarif has a BA and MA in Cultural Anthropology and earned the status of "Summa Cum Laude" at the University of California, Irvine.

BARRETT EVANS has been our director since July 15, 2004. Mr. Evans is eFund Capital Partner's Managing Partner. In 1990, Mr. Evans started his career with Cruttenden Roth, a regional emerging growth focused investment bank. At Cruttenden, Mr. Evans developed significant relationships with institutional investors. Additionally, Mr. Evans was engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital. Mr. Evans founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners in 1999. At eFund Capital Partners, Mr. Evans has utilized his institutional contacts to help fund numerous start-up companies and has advised these companies on a wide range of issues including raising capital, securing management and overall business strategy. Mr. Evans received his Bachelor's degree from the University of California, Santa Barbara. He also serves as a director for NeWave, Inc. and Xtreme Companies, Inc.

JEFFREY CONRAD has been our director since July 15, 2004.  Mr. Conrad is a Venture Partner with eFund Capital Partners, LLC. Jeff worked as a contract attorney for the law firm of Gibson, Dunn and Crutcher, LLP until December 1999 when he joined eFund Capital Partners. Prior to that time he worked with Diana Perez, Attorney at Law, Kushner-Locke International and Universal Pictures. Jeff's primary focus has been on entertainment and corporate transactions. Jeff has also worked as a junior publicist for the public relations firm Levine Communications where his focus was strategic advertising and marketing. Jeff received his Juris Doctorate from Loyola Law School and is a member of the State Bar of California. Jeff received his Bachelor's degree from the University of California, Los Angeles.

EMPLOYMENT AGREEMENTS

Currently we do not have any of our executives or officers under employments contracts. However, Reza Zarif, our chief executive officer, has orally agreed to accept $167,000 per annum as compensation for his services. We anticipate that in fourth quarter of 2005 we will have employment agreements in place with several of our key executives and officers.

BOARD OF DIRECTORS

We currently have five members of our board of directors, who are elected to annual terms and until their successors are elected and qualified. Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

DIRECTOR COMPENSATION

We currently reimburse directors for travel expenses associated with their work for the company and have agreed to establish a compensation plan to be submitted for approval by the shareholders at our annual meeting in 2005.  Until a plan is established and approved by the shareholders, directors will not be compensated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, certain information concerning the beneficial ownership of our common stock as of January 20, 2006 by each stockholder known by us to be (i) the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each current director, (iii) each of the executive officers named in the Summary Compensation Table who were serving as executive officers at the end of the 2004 fiscal year and (iv) all of our directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares beneficially owned. Shares of common stock subject to options or warrants currently exercisable are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Ownership (1)
Kambiz Mahdi (2)	1,390,646	14.3%
Reza Zarif (3)	1,390,646	14.3%
Dennis Benner (4)	335,396	3.4%
Barrett Evans (5)	1,086,224	11.2%
Jeffrey Conrad (6)	1,086,224	11.2%
eFund Capital Partners, LLC (7)	1,086,224	11.2%
Ashford Capital, LLC (8)	944,966	9.7%
Edward Lassiter (9)	627,102	6.4%
Global Capital Management, Inc. (10)	750,000	7.7%
Total	4,202,912	43.4%

Total of All officers and directors	6,524,980	67.4%

(1)

The number of shares of common stock outstanding as of January 20, 2006 is 3,346,246.  The percentage of ownership includes shares underlying other classes of securities held by the individuals, such as Series A Convertible Preferred Stock and Series B Convertible Preferred Stock and Series A and Series B Warrants which can be converted into common stock within 60 days of this offering.

(2)

 The percentage of ownership assumes the Series B Convertible Stock holders, Mr. Zarif, eFund Capital Partners, LLC and Mr. Mahdi convert at a price of $0.80.  Furthermore, it assumes the Series A and Series B warrant holders exercise all their warrants.  It also assumes that the Series A Convertible Stock holders convert there shares as well.  The total outstanding shares on a fully-diluted basis used to calculate the number of shares outstanding is 9,674,355.

(3)

Kambiz Mahdi is one of our founders and a director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.  Mr. Mahdi acquired his shares as a founder of Probe.

(4)

Reza Zarif is our chief executive officer and a director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.  Mr. Zarif acquired his shares as a founder of Probe.

(5)

Dennis Benner is a director of ours and acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.

(6)

Please see number (7) below.

(7)

Please see number (7) below.

(8)

The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

(9)

The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received these shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

(10)

Edward Lassiter is a shareholder of ours and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter purchased the shares through our private placement memorandum dated July 15, 2004. Mr. Lassiter has dispositive and voting power over the shares.

(11)

Global Capital Management, Inc. is a Japanese private equity firm.  The company’s president is Ikuo Ito. Mr. Ito has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Ito may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Ito does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  The company bought its shares through our private placement memorandum dated July 15, 2004.  Mr. Ito also owns 25,000 shares of common stock personally which were also purchased through our private placement memorandum dated July 15, 2004

DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of January 20, 2006 there were 3,346,246 shares of common stock issued and outstanding. All outstanding shares of common stock are, and the common stock to be issued in this offering will be, fully paid and non-assessable.  Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our board of directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

PREFERRED STOCK

Our Articles of Incorporation authorize to issue 10,000,000 shares of preferred stock.  We authorized 440 as Series A Convertible Preferred Stock and have authorized 20,000 shares of Series B Convertible Preferred Stock.

As of September 23, 2005, there were 440 shares of Convertible A Preferred Stock outstanding, with a stated value of $1,000. Each share is convertible into 0.1% percent of the shares of our common stock outstanding at the date of conversion. The shares shall convert at the earlier of the election of the holder, or March 26, 2006. The holder of the Convertible A Preferred Stock, has the right to vote, with the holders of common stock, on any matter to which the common stock holders are entitled to vote, the number of shares of common stock into which the Convertible A Preferred Stock is convertible. If we are liquidated, distribute our assets, dissolve or wind-up, the holders of Convertible A Preferred Stock shall receive the greater of (i) $2,500 per share of Convertible A Preferred Stock they hold at the time of such Liquidation, or (ii) their pro rata share of the total value of our assets and funds to be distributed, assuming the Convertible A preferred stock is converted to common stock.

As of September 23, 2005 there were 12,500 shares of Series B Convertible stock outstanding, with a stated value of $100. Each share of Series B Stock shall be converted into a number of shares of common stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. The minimum conversion price which Series B shareholders shall be to convert their Series B shares to common stock shall be $0.10.  The Series B Stock shall have voting rights and voting will be on an as converted basis, with class votes for the election of directors, any transaction in which control of the company is transferred in which the per share price consideration received by Purchaser is less than three (3) times the Purchase Price, the sale of the company of all or substantially all of its assets, liquidation or winding up of the company and any amendment to the company’s By-Laws or Articles of Incorporation in a manner adverse to Series B Stock. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the company, Series B Stock shall have preferential rights to the company’s common stock (the “Common Stock”) whereby Series B Stock shall get two times (2x) return on its capital.  Once Series B Stock has recouped its two times (2x) return on capital then Series B Stock shall participate, on a pro rata basis, based on the number of shares of the company’s common stock (the “Common Stock”) into which the Series B Stock are convertible at the time of the liquidation, distribution of assets, dissolution or winding-up.

Our board of directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of, and number of shares to be included in, each such series. Our board of directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our board of directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

WARRANTS

Series A Warrants:

We currently have 232,125 Series A Warrants issued and outstanding that give the warrant holders the right to purchase a total of 5 shares of common stock at $2.00 per share.  The Series A Warrants will expire on November 15, 2005.   In October of 2005, the board of directors passed a resolution extending the expiration date of the Series A warrants to November 15, 2006.

Series B Warrants:

We currently have 232,125 Series B Warrants issued and outstanding that give the warrant holders the right to purchase a total of 5 shares of common stock at $3.00 per share.  The Series B Warrants will expire on May 15, 2006. In October of 2005, the board of directors passed a resolution extending the expiration date of the Series A warrants to May 15, 2007.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee of Probe Manufacturing, Inc. Nor does any such expert have any contingent based agreement with us or any other interest in or connection to us.

The legality of our shares of common stock being offered hereby is being passed upon by Catherine Basinger, Esq.  Ms. Basinger will not receive a direct or indirect interest in the small business issuer and has never been a promoter, underwriter, voting trustee, director, officer or employee of our company.  Nor does Ms. Basinger have any contingent based agreement with us or any other interest in or connection to us.

The financial statements for the fiscal year ended December 31, 2004 included in this prospectus have been audited by our independent auditors Jaspers & Hall, P.C., and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.  Jaspers & Hall, P.C. has no direct or indirect interest in us, nor were they a promoter or underwriter.

The financial statements for the fiscal year ended December 31, 2003 included in this prospectus have been audited by our independent auditors Michael Johnson & Company, LLC and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Michael Johnson & Company, LLC had no direct or indirect interest in us, nor were they a promoter or underwriter.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES

Indemnification of Directors and Officers

ARTICLE VI of our Bylaws states that to the extent and in the manner  permitted  by the  laws of the State of Nevada, and  specifically   as  is  permitted  under  the  Nevada Revised Statutes pertaining to Corporations, the  corporation  shall  indemnify  any person who was or is a party  or is  threatened  to be  made a  party  to any  threatened,  pending  or completed action, suit or proceeding, whether civil, criminal, administrative or investigative,  other than an action by or in the right of the  corporation,  by reason of the fact that such person is or was a director,  officer,  employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise against expenses,  including attorneys' fees, judgments, fines and amounts paid in settlement.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

We incorporated in the State of California on July 7, 1995 as Probe Manufacturing Industries, Inc. On April 21, 2005 we re-domiciled from California to Nevada whereby we changed our name to Probe Manufacturing, Inc. Our business focuses on manufacturing electronics and providing services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. The services that we provide are commonly referred to as electronics manufacturing services (EMS). We offer our customers comprehensive and integrated design and manufacturing services, from initial product design to production and direct order fulfillment.

Our engineering services include product design, printed circuit board layout, prototyping, and test development. Our supply chain management solutions include purchasing, management of materials, and order fulfillment. Our manufacturing services include surface mount and through hole assembly, cable assembly, mechanical assembly, and fully integrated box build systems for high complexity electronics.

For example, Probe builds a Natural Gas Electronic Control Unit for Quantum Technologies which is used in GM’s alternative fuel engines. We have supported this customer from the inception of its product. Our services started with full design review for manufacturability and testability of the product.  Once the design review and recommendations were completed we source the materials and procure the components. Then we take responsibility for assembling the components on to the boards, assembling the mechanical parts, installing the product inside the enclosure, and finally we perform a full functional test. Then the finished good product is shipped to the customer, who integrates it in to their final fuel delivery system and it’s delivered to GM.

The majority of our revenue is driven from manufacturing a mix of complex Printed Circuit Card assemblies.  Some of the examples of our customers finished goods products include automated fluid dispensing equipments, high performance gas and liquid delivery process modules, which are used in semiconductor fabrication equipment, photonics instrumentation to measure fiber optics, electronic control unit for hydrogen, natural gas, and propane engines, electronic control unit for welding equipment, portable ultrasound and electro-simulation therapy equipment, and target scoring systems for military.

INDUSTRY BACKGROUND

EMS companies are the principal beneficiaries of the increased use of outsourced manufacturing services by the electronics and other industries. Outsourced manufacturing refers to OEMs’ use of EMS companies, rather than internal manufacturing capabilities, to manufacture their products. Historically, EMS companies only manufactured components or sub assemblies. As the EMS industry has evolved, OEMs have increased their reliance on EMS companies for additional, more complex manufacturing services, including collaborative product design services, supply chain management and full box manufacturing. An article by Banc of America Securities stated “that the EMS & electronic supply chain segment is poised to benefit from the increased outsourcing by OEMs. The analysts mention that the EMS segment is likely to grow faster than the broader technical sector in the long run due to the increasing trend among OEM’s to outsource work.”

EMS companies now often participate in designing, manufacturing and testing of complete systems and manage the entire supply chains of their OEM customers. Industry leading EMS companies offer end-to-end services, including product design and engineering, volume manufacturing, final system assembly and testing, direct order fulfillment, after-sale product service and support and global supply chain management.  Increased outsourced manufacturing by OEMs is expected to continue because it allows OEMs to:

• Reduce Operating Costs and Capital Investment. In the current economic environment, OEMs are under significant pressure to reduce manufacturing costs and capital expenditures. EMS companies can provide OEMs with flexible, cost-efficient manufacturing services. In addition, as OEM products have become more technologically advanced, the manufacturing and system test processes have become increasingly automated and complex, requiring significant capital investments. EMS companies enable OEMs to access technologically advanced manufacturing and test equipment and facilities, without additional capital expenditures.

• Focus on Core Competencies. The electronics industry is highly competitive and subject to rapid technological change. As a result, OEMs increasingly are focusing their resources on activities and technologies in which they expect to add the greatest value. By offering comprehensive manufacturing services and supply chain management, EMS companies enable OEMs to focus on their core competencies, including next generation product design and development as well as marketing and sales.

• Access Leading Design and Engineering Capabilities. The design and engineering of electronics products has become more complex and sophisticated and in an effort to become more competitive, OEMs are increasingly relying on EMS companies to provide product design and engineering support services. EMS companies’ design and engineering services can provide OEMs with improvements in the performance, cost and time required to bring products to market. EMS companies are providing more sophisticated design and engineering services to OEMs, including the design and engineering of complete products following an OEM’s development of a product concept.

• Improve Supply Chain Management and Purchasing Power. OEMs face challenges in planning, procuring and managing their inventories efficiently due to fluctuations in customer demand, product design changes, short product life cycles and component price fluctuations. EMS companies employ sophisticated production management systems to manage their procurement and manufacturing processes in an efficient and cost-effective manner so that, where possible, components arrive on a just-in-time, as-and-when needed basis. EMS companies are significant purchasers of electronic components and other raw materials, and can capitalize on the economies of scale associated with their relationships with suppliers to negotiate price discounts, obtain components and other raw materials that are in short supply, and return excess components. EMS companies’ expertise in supply chain management and their relationships with suppliers across the supply chain enable them to help OEMs reduce their cost of goods sold and inventory exposure.

• Access Global Manufacturing Services. OEMs seek to reduce their manufacturing costs by having EMS companies manufacture their products in the lowest cost locations that are appropriate for their products and end customers. OEMs also are increasingly requiring particular products to be manufactured simultaneously in multiple locations, often near end users, to bring products to market more quickly, reduce shipping and logistics costs and meet local product content requirements. Global EMS companies are able to satisfy these requirements by capitalizing on their geographically dispersed manufacturing facilities, including those in lower cost regions.

• Accelerate Time to Market. OEMs face increasingly short product life cycles due to increased competition and rapid technological changes. As a result, OEMs need to reduce the time required to bring their products to market. OEMs can bring a product to market faster by using EMS companies’ expertise in new product introduction, including manufacturing design, engineering support and prototype production. OEMs can more quickly achieve volume production of their products by capitalizing on EMS companies’ manufacturing expertise and global presence and infrastructure.

OUR PRODUCTS AND SERVICES

Services We Provide

Engineering.  Our approach is to coordinate and integrate our design, prototype and other engineering capabilities. Through this approach, we provide a broad range of engineering services and, in some cases, dedicated production lines for prototypes. These services strengthen our relationships with manufacturing customers and attract new customers requiring specialized engineering services.

To assist customers with initial design, we offer computer assisted engineering, computer assisted design, engineering for manufacturability, circuit board layout and test development. We also coordinate industrial design and tooling for product manufacturing. After product design, we offer quick-turn prototyping, which means a rapid process of prototyping. During this process, we assist with the transition to production. By participating in product design and prototype development, we can reduce manufacturing costs and accelerate the cycle from product introduction to production.

Supply Chain Management.  Supply chain management consists of the planning, purchasing, expediting and warehousing of components and materials. Our inventory management and volume procurement capabilities contribute to cost reductions and reduce total cycle time.

Assembly and Manufacturing.  Our manufacturing operations include printed circuit board assembly, subsystem assembly, box build and systems integration, the process of integrating sub-systems and downloading software before producing a fully configured product. We purchase the printed circuit boards used in our assembly operations from third parties. We employ various inventory management techniques, such as just-in-time, ship-to-stock and auto-replenish, which are programs designed to ensure timely, convenient and efficient delivery of assembled products to our customers. As OEMs seek to provide greater functionality in smaller products, they increasingly require more sophisticated manufacturing technologies and processes. Our investment in advanced manufacturing equipment and our experience in innovative packaging and interconnect technologies enable us to offer a variety of advanced manufacturing solutions.

Testing.  We offer computer-aided, in-circuit testing of assembled printed circuit boards, which contributes significantly to our ability to deliver high-quality products on a consistent basis. We work with our customers to develop product-specific test strategies. Our test capabilities include manufacturing defect analysis, in-circuit tests to test the circuitry of the board and functional tests to confirm that the board or assembly operates in accordance with its final design and manufacturing specifications. We either custom design test equipment and software ourselves or use test equipment and software provided by our customers. In addition, we provide environmental stress tests of assemblies of boards or systems.

Final System Assembly and Test.  We provide final system assembly and test assemblies and modules in which they are combined to form complete, finished products. We integrate printed circuit board assemblies manufactured by us with enclosures, electronic and mechanical sub-assemblies, cables and memory modules. We assemble systems to a specific customer order and we also build to standard configurations. The complex, finished products that we produce typically require extensive test protocols. Our test services include in-circuit testing, functional and environmental tests. We also test products for conformity to applicable industry, product integrity and regulatory standards. Our test engineering expertise enables us to design functional test processes that assess critical performance elements, including hardware, software and reliability. By incorporating rigorous test processes into the manufacturing process, we can help to assure customers that their products will function as designed. We provide direct order fulfillment services shipping completed systems directly to the end consumer.

Distribution.  We offer our customers flexible, just-in-time delivery programs allowing product shipments to be closely coordinated with customers' inventory requirements. We have the ability to ship products directly into customers' distribution channels or directly to the end-user. We believe that this service can provide our customers with a more comprehensive solution and enable them to be more responsive to market demands.

Direct Order Fulfillment.  We provide direct order fulfillment for certain of our OEM customers. Direct order fulfillment involves receiving customer orders, configuring products to quickly fill the orders and delivering the products either to the OEM, a distribution channel or directly to the end customer. We manage our direct order fulfillment processes using a core set of common systems and processes that receive order information from the customer and provide comprehensive supply chain management, including procurement and production planning. These systems and processes enable us to process orders for multiple system configurations, and varying production quantities, including single units. Our direct order fulfillment services include build-to-order (BTO) and configure-to-order (CTO) capabilities. BTO involves building a system having the particular configuration ordered by the OEM customer. CTO involves configuring systems to an end customer's order. The end customer typically places this order by choosing from a variety of possible system configurations and options. We are capable of meeting a 48 to 72 hour turn-around-time for BTO and CTO by using advanced manufacturing processes. We support our direct order fulfillment services with logistics that include delivery of parts and assemblies to the final assembly site, distribution and shipment of finished systems, and processing of customer returns.

STRATEGIC RELATIONSHIPS AND ALLIANCES

Customers

Our current list of customers by their industry and what we help them produce is a follows:

Name/ Industry	Services & products offered by our customers	Services or products we provide to our customers
Apogee/ Consumer	Manufactures digital audio conversion systems for studio professionals and home recording enthusiasts.	Materials Procurement, Printed Circuit card assembly, test, and full box build assembly
Asymtek/ Industrial	Provides automated fluid dispensing systems.	Materials Procurement, Printed Circuit Card Assembly and Test
BD Bioscience/ Medical	Manufactures of Blood Analyzers and agents.	Materials Procurement, Printed Circuit assembly and test.
Meggitt/ Military	Manufactures target scoring systems for the military.	Printed Circuit card assembly
Celerity Group/ Semiconductor	Manufacturer of gas and liquid delivery process modules that are used in semiconductor fabrication equipment.	Materials Procurement, Printed Circuit card Assembly, and Test.
Jetline Engineering/ Industrial	Manufactures a full range of mechanized welding equipment for all arc and other high energy processes.	Materials Procurement, Printed Circuit Assembly, Test, Mechanical and Full Box Build Assembly.
Trigtek/ Military	Manufactures laboratory test, simulation and training applications.	Materials Procurement, Printed Circuit Card Assembly, Test, and Box Build Assembly.
Mettler Electronics/ Medical	Provides portable ultrasound and electro-stimulation therapy equipment.	Materials Procurement, Printed Circuit Card Assembly, Test, Mechanical, and Box Build Assembly.
Motia/ Semiconductor	Manufactures 802.11 wireless communication IC’s.	Manufacture printed Circuit card assembly.
Newport/ Industrial & Instrumentation	Manufactures lasers and precision photonics instrumentation, motion control, wafer handling and assembly automation.	Materials procurement, printed Circuit Card Assembly, Test, Mechanical, and Box Build Assembly.
Omniprint/ Computers	Full Range of printer solutions for Point of Sales applications.	Materials Procurement, Printed Circuit Card Assembly, and test.
Quantum/ Automotive	Manufactures Electronics Control Units for Hydrogen, Natural Gas & Propane engines.	Materials Procurement, Printed Circuit Card Assembly, test, mechanical assembly and full box build.
Staco Switch/ Industrial	Manufactures Lighted pushbutton switches and ruggedized keyboards and keypads for both military and commercial applications.	Printed Circuit Card Assembly.

We do not have any long term agreements with our customers, and our principal customers may not continue to purchase services from us. The duration of a purchase order is usually from 30 to 90 days. These purchase orders could be cancelled or rescheduled at any time. The part number, quantity,  price, workmanship standards, and scheduled delivery dates of the products to be manufactured are determined by written purchase orders given by our customers and accepted or confirmed by us in writing or via email.  We agree to deliver theproducts manufactured pursuant to each purchase order in accordance with the terms and conditions set forth in the purchase order. Probe manufactures hundreds of different types of assemblies on an ongoing basis and each product has a purchase order associated with it.

We currently only focus on attracting and servicng customers in Southern California.

SALES AND MARKETING

Organization

Sales and marketing efforts are divided into segments as follows:

•

Industrial products

•

Military products

•

Automotive products

•

Communication products

•

Medical products

•

Semiconductor products

Our divisional and executive management teams are an integral part of our sales and marketing teams. We generally enter into supply arrangements with our customers. These arrangements, similar to purchase orders, generally govern the conduct of business between our customer and the company relating to, among other things, the manufacture of products which in many cases were previously produced by the customer itself. Such arrangements generally identify the specific products to be manufactured, quality and production requirements, product pricing and materials management. There can be no assurance that at any time these arrangements will remain in effect or be renewed.

Our key customer accounts are managed by a dedicated customer focused team, including a program manager directly responsible for account management. The program manager coordinates activities across divisions to effectively satisfy customer requirements and have direct access to our executive management to quickly address customer concerns. In addition, our executive management, including our chief executive officer, are heavily involved in customer relations and devote significant attention to broadening existing, and developing new, customer relationships.

Sales Approach

Our selling strategy is to convince potential customers to engage Probe as an engineering and supply chain partner, rather than to simply change EMS suppliers.  To do this, we perform a full process audit on prospective customer’s operations and make recommendations for technology, quality, delivery and cost improvements.  This process has been extremely effective way to demonstrate the ways we can improve the targeted customer’s performance.

In each business segment, there is a dedicated program manager responsible for the maintenance of existing accounts and for development of new accounts.  The use of engineers for both sales and technical support tasks allows us to keep a technical advantage over its competition and to spot opportunities for improvement in the field.

SUPPLIERS

We currently procure our materials from a limited number of distributors, thus if a shortage of various components were to occur we would be forced to seek other distributors and our cost of goods could impact our revenues.  Our main suppliers of materials include:

Arrow Electronics, Inc. is one of the world's largest distributors of electronic components and computer products and a leading provider of services to the electronics industry, with 2004 sales of $10.7 billion. Headquartered in Melville, New York, Arrow serves as a supply channel partner for more than 600 suppliers and 175,000 original equipment manufacturers, contract manufacturers, and value-added resellers through more than 200 sales facilities and 23 distribution centers in 40 countries and territories.

Future Electronics is the world’s largest distributor specializing in passive, interconnect, and electromechanical components used in commercial and military applications, and they hold the top market share for most of our product lines.  Headquartered in Fort Worth, Texas, TTI has 47 locations around the globe: 33 in North America, 11 in Europe and, most recently, 3 in Asia. From these facilities, they provide local service to customers around the world.

We currently do not have long-term agreements with our major suppliers, however, we enter into purchase order agreements.  Purchase orders are placed with suppliers based on our material requirement planning (MRP) operating system.  When we enter a sales order in our operating system Manex, it generates a list of materials for procurement to satisfy that order.  We then issue purchase orders to our suppliers with scheduled deliveries which acts as the only contractual agreements between us and our suppliers.

COMPETITION

The electronic manufacturing services industry is large, competitive and diverse, and is serviced by many companies, including several that have achieved significant market share We compete with numerous domestic and foreign EMS firms, including Benchmark Electronics, Inc.; Celestica Inc; Flextronics International Ltd.; Jabil Circuit, Inc.; Pemstar, Inc.; Plexus Corp.; Sanmina-SCI Corporation; CTS Electronics; Solectron Corporation; SMS Technologies, Inc.; Express Manufacturing, Inc., and others.  Because of our market’s size and diversity, we do not typically compete for contracts with a discreet group of competitors.  We compete with different companies depending on the type of service or geographic area.  Certain of our competitors may have greater manufacturing, financial, research and development and marketing resources.  We also face competition from current and prospective customers that evaluate our capabilities against the merits of manufacturing products internally.

COMPETITIVE POSITIONING

We believe our primary competitive advantages are our design, manufacturing, testing and supply chain management capabilities. We offer our customers flexible manufacturing solutions through out the life cycle of their products. These solutions provide accelerated time-to-market, time-to-volume production, and reduced production costs. As a result of working closely with our customers and responding promptly to their needs, we have become an integral part of their operations. In addition, our workforce is led by a management team that founded the company and has an average of 22 years of industry experience.

PERSONNEL AND OPERATIONS SUMMARY

Facilities

Probe currently has one manufacturing facility that is located in Costa Mesa, California.  The facility is 35,000 square feet and approximately 28,000 square feet are dedicated to the manufacturing operations and approximately 6,000 square feet are dedicated to the sales and marketing and manufacturing support, and administration operations.  We lease our 35,000 sq/ft facility for $19,790.40 from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   We believe the rental rate to be at or below market rate for similar properties in our area. Kambiz Mahdi is one of our founders and a director of ours.  Reza Zarif is our chief executive officer and a director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.

Personnel

We presently employ approximately 75 employees, including production team, program management team, material management team, engineering, sales team and quality staff and administrative and management personnel.  We have never experienced work stoppages, and are not a party to any collective bargaining agreement.  See Management

REGULATORY RESTRICTIONS ON OUR BUSINESS

Our operations, and the operations of businesses that we may acquire, are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. Material cost may rise due to additional manufacturing cost of raw or made parts with the application of new regulations.  Our liabilities may also increase due to additional regulations imposed by foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters.  In addition, our past, current and future operations, and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

Management's Discussion And Analysis Of Plan Of Operation

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements are generally accompanied by words such as “intend,” “anticipate,” “believe,” “estimate,” “expect” and other similar words and statements and variations or negatives of these words. Our forward-looking statements are based on current expectations, forecasts and assumptions and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed under the heading “Risk Factors” in this report. Such risks, uncertainties and changes in condition, significance, value and effect could cause our actual results to differ materially from our anticipated outcomes. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate. Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. The inclusion of forward-looking information should not be regarded as a representation by our company or any other person that the future events, plans or expectations contemplated by Probe Manufacturing, Inc. will be achieved. Furthermore, past performance in operations and share price is not necessarily indicative of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements contained in the documents incorporated by reference herein, whether as a result of new information, future events or otherwise.

Overview

      We provide a range of manufacturing and integrated supply chain services to companies who design and market electronic products. Our revenue is generated from sales of our services primarily to customers in the industrial, automotive, semi-conductor and medical devise manufacturers. As a result of the services we perform for our customers, we are impacted by our customer’s ability to appropriately predict market demand for their products. While we work with our customers to understand their demand needs, we are removed from the actual end-market served by our customers. Consequently, determining future trends and estimates of activity can be very difficult.

Summary of Results

	Unaudited		Unaudited
	Three-month period ended		Nine-month period ended
	September 30,		September 30,
	2005	2004	2005	2004
Sales	$1,494,250	$1,259,537	$4,400,648	$5,166,023
Cost Of Goods Sold	1,177,232	955,500	3,532,467	4,105,545
Gross Profit	317,018	304,037	868,181	1,060,478

General And Administrative Expenses	495,592	546,360	1,371,312	1,310,212
Net Income / (Loss) From Operations	(178,574)	(242,323)	(503,131)	(249,734)

Other Income/(Expenses):
Other Income	17,337	209,041	100,950	209,041
Other Expenses	-	-	5,366	-
Interest Expense	(56,607)	(58,107)	(131,914)	(403,868)

Net Loss Before Income Taxes	(217,844)	(91,389)	(539,461)	(444,561)
Income Taxes	-	-	-	-
Net Loss	($217,844)	($91,389)	($539,461)	($444,561)

Key Performance Indicators

Inventory turns	7.20	3.19	2.82	2.62
Days sales in Backlog	124	125	103	110
Days Receivables Outstanding	29	42	44	39
Days payable outstanding	50	66	48	73

Inventory turns are calculated as the ratio of cost of material compared to the average inventory for the quarter. In fiscal 2004 due to lack of capital and no relationship with major suppliers we were forced to buy material only for kit shortages which meant higher inventory turns. During the fiscal 2005, inventory turns decreased primarily due to three factors; a) introducing new customers which means we have to purchase minimum required inventory to meet their specific requirements, b) we re-established relationships with major suppliers with line of credit and terms, where they ship material in advance of kitting and, c) we reinstated our Material Requirement Planning system where we plan material for production based on customer schedules and not shortages for kits.   Days sales in Backlog is calculated based on our back log divided by average daily sales during the quarter.   Days Receivables Outstanding is calculated as the ratio of average accounts payable during the quarter compared to average daily sales for quarter, this has improved as of September 30, 2005 over the previous quarter due to improved collection efforts. Days Payable Outstanding is calculated as the ratio of average accounts payable during the quarter compared to daily cost of sales for the quarter, which  has increased from the prior quarter due to an increase  inventory purchases in September.

Plan of Operation

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of $539,461 for the nine months ended September 30, 2005 and a working capital deficit of $656,610 and an accumulated deficit of $914,839 as of September 30, 2005, the ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking the following steps to address this situation: (a) reducing operating costs by: (i) re-negotiating direct material cost with all of our suppliers, (ii) reducing direct and indirect labor cost by streamlining production lines and other operations to create more efficiency and (iii) we are also evaluating the possibility of moving into a more feasible facility with lower rent and overhead, thus reducing the break even revenue level; (b) we are negotiating to replace our lines of credit with an agreement(s) that have more attractive terms and expand borrowing capacity; (c) To increase revenue we’re acquiring new customers, and growing our business with existing customers.  We’re also going to start charging our customers for all services rendered such as equipment programming, delivery and documentation, where in the past, we have often provided these serivice to our customers  as part of the unit price.

The future success of the company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the company be unable to continue as a going concern.

Critical Accounting Policies

Management is required to make judgments, assumptions and estimates that affect the amounts reported when we prepare financial statements and related disclosures in conformity with generally accepted accounting principles in the United States. Note 2, “Summary of Significant Accounting Policies,” to the financial statements for our for the fiscal year ended December 31, 2004 describes the significant accounting policies and methods used in the preparation of our  financial statements. Estimates are used for, but not limited to, our accounting for contingencies, allowance for doubtful accounts, inventory valuation, goodwill and intangible asset impairments, restructuring costs, and income taxes. Actual results could differ from these estimates. The following critical accounting policies are impacted significantly by judgments, assumptions and estimates used in the preparation of our consolidated financial statements.

 Inventory Valuation

Our inventories are stated at the lower of weighted average cost or market. Our industry is characterized by rapid technological change, short-term customer commitments and rapid changes in demand, as well as any other lower of cost or market considerations. We make provisions for estimated excess and obsolete inventory based on our regular reviews of inventory quantities on hand and the latest forecasts of product demand and production requirements from our customers. Our provisions for excess and obsolete inventory are also impacted by our contractual arrangements with our customers including our ability or inability to re-sell such inventory to them. If actual market conditions or our customers’ product demands are less favorable than those projected or if our customers are unwilling or unable to comply with any contractual arrangements related to excess and obsolete inventory, additional provisions may be required.

Allowance for Doubtful Accounts

We evaluate the collectability of our accounts receivable based on a combination of factors. Where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations to us, we record a specific allowance against amounts due to us and thereby reduce the net receivable to the amount we reasonably believe is likely to be collected.  If the financial condition of our customers deteriorates or if economic conditions worsen, additional allowances may be required.

Goodwill and Intangibles

The company currently has no balance in any good will or intangible assets.

Income Taxes

As of January 1, 2004, the company was considered an S Corporation For Federal and State income tax purposes, consequently there was no provision for income taxes as any income or loss was taxed to the shareholders. In May 2004, the Company issued a second class of stock, which caused a termination of the S Corporation election by operation of law. Losses incurred in 2004 subsequent to the date of the termination will be carried forward to offset future taxable income, if any.   In connection with the termination of the S-Corp election, the accumulated deficit through that point in time ($4,364,654) was transferred to additional paid in capital.

Results of Operations

For the 9 months period ended September 30, 2005 we incurred a net loss of ($539,461) compared to ($444,561) for the same period in 2004.  For the year ended December 31, 2004, we incurred a net loss of ($918,590) Thousand compared to net losses of ($1,244,761) in 2003 and ($1,513,846) in 2002. From 2001 to 2002, we experienced a severe contraction in our business where annual net sales declined from $17.9 million in 2001 to $6.8 million in 2002.  From 2002, our net sales stabilized and remained flat through 2004 and continue to remain flat through September 30, 2005.  However, we responded to the economic downturn by streamlining our processes and down sizing our operations from 225 employees in 2001 to 65 employees in 2004 and 2005. The down sizing combined with other restructuring and cost containment initiatives resulted in a lower cost structure from 2002 through 2004, reducing our net losses year over year. In the 4th quarter 2004 we realized one time inventory revaluation adjustment of ($155,000), this was an accrual made for excess or obsolete inventory adjustments and or write-offs completed in 2005.  We also realized a one time warranty cost adjustment of ($50,000).   In 2005 we realized a net gain from the restructuring of debt in the amount of ($89,000).

In 2003, our net sales were ($ 6,455,728) compare to ($6,866,068) in 2003; however, due to operational efficiency and cost cutting factors our net loss decreased from ($1,513,846) in 2002 to ($1,244,761) in 2003.

In 2004, we experienced a strong net sale in 1st quarter due to increased sales from one of our major customer.  In the 1st quarter 2004, the major customer accounted for 60% of our net sales at $1.4 million.  In the second quarter, net sales from that major customer dropped by about $800,000.00 which explains the decreased net sales for 2nd quarter 2004.  In the 3rd and 4th quarter 2004 net sales to the major customer dropped by another $500,000.00  which explains the additional reduction in our net sales for the third and the 4th quarter of 2004.  Since 3rd and 4th quarter 2004 we started a sales campaign to add new customers.  Consequently, we have added some new customers and our net sales increased by 33% in 1st quarter 2005 compared to 4th quarter of 2004.  Our sales grew by another 15% from the 1st qtr to the 2nd qtr of 2005. We experienced a drop in net sales in the third quarter of 2005 due to reduction of business by one major customer due to down turn in the semiconductor – Chip industry.  We are anticipating growth in net sales in the 4th quarter of 2005.  We constantly adjust our operations to new sales forecast, and are anticipating profitability as our net sales grow and expenses are cut to match current revenue levels.

The following table summarizes certain items in the statements of operations as a percentage of net sales. The financial information and the discussion below should be read in conjunction with the accompanying financial statements and notes thereto.

	Unaudited		Unaudited
	Three-month period ended		Nine-month period ended
	September 30,		September 30,
	2005	2004	2005	2004
	$1,494,250	$1,259,537	$4,400,648	$5,166023
Sales	100%	100%	100%	100%
Cost Of Goods Sold	79	76	80	79
Gross Profit	21	24	20	21
General And Administrative Expenses	33	43	31	25
Net Income / (Loss) From Operations	(12)%	(19)%	(11)%	(4)%
Other Income(Gain from debt settlement)	1	17	2	4
Interest Expense	(4)%	(5)%	(3)%	(8)%
Net Loss Before Income Taxes	(15)%	(7)%	(12)%	(9)%
Income Taxes	-	-	-	-
Net Loss	(15)%	(7)%	(12)%	(9)%

Net Sales

Our net sales increased by 20% in three month period ending September 2005 compared to the same period in 2004 due to increase in the number of customers.  However; the 15% drop in net sales for the nine month period ending September 2005 was due to a spike in sales to one customer in first quarter of 2004.

Major Customers

Our top 5 customers accounted for approximately 84% of net sales for the nine months ended September, 30 2005, compared to approximately 90% in the corresponding periods of fiscal 2004 due to introducing new customers.  We believe that our ability to grow depends on increasing sales to existing customers and on successfully attracting new customers. Customer contracts can be canceled and volume levels can be changed or delayed. The timely replacement of delayed, canceled or reduced orders with new business cannot be ensured. In addition, we cannot assume that any of our current customers will continue to utilize our services. Consequently, our results of operations may be materially adversely affected.

Gross Profit

Gross profit could varies from period to period and is affected by a number of factors, including product mix, production efficiencies, component costs, pricing, competition, customer construction and unanticipated restructuring or inventory charges.   However, our gross profit percentage has been pretty consistent at 20% for the three months and also the nine month ended September 30, 2005.

Selling, General and Administrative (SG&A) Expenses — Continuing Operations

SG&A expenses decreased by 10.0%, for the three months ended September 30, 2005 compared to the corresponding period in fiscal 2004.  This decrease in percentage is mainly due to higher revenue levels in the 3rd quarter of 2005.  SG&A expenses increased  5% for the nine months period ended September 30, 2005, compared to the corresponding period in fiscal 2004 due to increase in IT and consulting cost.

Liquidity and Capital Resources

Cash and cash equivalents remained relatively unchanged from $0 at September 30, 2004 to $0 at September 30, 2005. The table below, for the periods indicated, provides selected condensed consolidated cash flow information.

	Unaudited
	Nine-month period ended
	September 30,
	2005	2004
Net Cash Used In Operating Activities	(918,772)	(1,299,529)
Cash Flows Used In Investing Activities	(22,611)	42,801
Cash Flows Provided By Financing Activities	901,460	1,256,728
Net (Decrease) Increase in Cash and Cash Equivalents	(39,923)	-
Cash and Cash Equivalents at Beginning of Period	40,402	-
Cash and Cash Equivalents at End of Period	$479	$0

Net cash used in operating activities was $919,000.00 during the nine months ended September 30, 2005. This was primarily due to a net loss of $383,000.00 (net of depreciation expense in the amount of $156 thousand), an increase in inventory of $478,000.00, an increase in accounts receivable of $70,000.00 a decrease in accounts payable of $40,000.00. These were offset by an increase in accrued expenses of $56,000.000. The increase in inventory levels was an intentional effort to improve on-time delivery and production efficiency by having appropriate stocking levels to meet customer orders.  The increase in receivables was mainly due to one customer electing not to take payment discounts in the 3rd quarter.

Net cash used in investing activities of $22,000.00 was due to computer purchase and IT improvements during the 9 months ended September 30, 2005.

Net cash provided by financing activities of $901,000.00 during the nine months ended September 30, 2005 primarily consisted of the proceeds from issuance of common stock of $572,000.00 borrowings under lines of credit of $613,000.00.  These were offset by payments on capital lease obligations of $148,000.00 and payments on other long-term obligations of $169,000.00 and an increase in the bank overdraft of $34,000.00.

      As of September 30, 2005 the company had available a $120,000.00 under various revolving credit facilities that expire between January and April of 2007. Our revolving credit facility are secured by the assets of the company

   The following is a summary of certain obligations and commitments as of September, 2005 for continuing operations:

Capital Requirements for long-term Obligations by period	Total as of September 30, 2005	2005	2006	2007	2008
Long-term Debt	155,148	22,221	56,885	56,885	19,157
Capital Lease Payments	971,545	51,763	110,160	800,419	9,203

Off-balance Sheet Arrangement

We currently have no off-balance sheet arrangements.

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.  Stock amounts of $5,500 were valued for services during the year ended December 31, 2004.

Inflation

We do not believe that inflation has had or is likely to have any significant impact on our revenues.

Subsidiaries

None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company  leases its 35,000 sq/ft facility for $20,000 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Kambiz Mahdi is a co-founder and a director of the company.  Reza Zarif is the chief executive officer and a director of the company.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of the company from July 2004 to December 2004. Total payments made during the 6 months ended June 30, 2005 were $110,422, with an unpaid balance of $12,851 at June 30, 2005

Jeffrey Conrad provides legal services for the company and receives a monthly retainer of $2,500 and is one of the company directors.  Jeffrey Conrad is also a managing member of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004. Total payments made during the 6 months ended June 30, 2005 were $110,422, with an unpaid balance of $12,500 at June 30, 2005

In May of 2004 we issued 2,000,000 each to our two founders, Kambiz Mahdi and Reza Zarif, for no cash consideration when converted the corporation from an S to a C corporation in order for the two founders to maintain ownership in the corporation going forward.

In May of 2004 we entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to us.  In exchange, we gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In May of 2004 the company issued 100 shares of Series A Preferred Stock to Kambiz Mahdi pursuant to a Series A Convertible Preferred Stock Agreement.

In May of 2004 the company issued 100 shares of Series A Preferred Stock to Reza Zarif pursuant to a Series A Convertible Preferred Stock Agreement.

In July 2004 eFund Capital Partners, LLC assigned 1,000,000, shares of common stock and 33 shares of Series A Convertible Preferred Stock to Ashford Capital, LLC. The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received there shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.  eFund assigned its shares to Ashford as a result of eFund realizing they needed more assistance with restructuring the company’s business operations and they want Ashford to also be involved in assisting them with the Probe’s restructure.

On January 1, 2005 we entered into a credit line agreement with Rufina V. Paniego for $75,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000 as of June 30, 2005.  Rufina Paniego is the wife of Reza Zarif who is the company’s founder, COO and director. Total payments made during the 6 months ended June 30, 2005 consisted of $0 in principal and $3,345 of interest , with accrued interest payable of  $3,287 at June 30, 2005.

In July of 2004 eFund Capital Partners, LLC assigned 67 shares of Series A Convertible Preferred Stock to Apt Leadership, LLC as consideration for Apt Leadership, LLC’s assistance in helping restructuring our company. The Managing Member of Apt Leadership, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Apt Leadership, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

In September of 2004 we issued the Ashford Transition Fund, L.P 40 shares of the company’s  Series A Convertible Preferred Stock as consideration for a loan they gave the company in the amount of $456,000.  Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.  Total payments made during the 6 months ended June 30, 2005 consisted of $0 in principal and $60,060 of interest , with accrued interest of $20,020 at June 30, 2005.

In September of 2004 eFund Capital Partners, LLC assigned 30 shares of Series A Convertible Preferred Stock to Dennis Benner.  Dennis Benner is a director of ours and acquired shares in our private placement memorandum dated July 15, 2004 as restated and amended on November 16, 2004 through  “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.  Mr. Benner and eFund Capital Partners, LLC have no affiliation.

On January 1, 2005, we entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $75,000 as of June 30, 2005.  Total payments made during the 6 months ended June 30, 2005 consisted of $0 in principal and $3,890 of interest , with accrued interest payable of  $4,029 at June 30, 2005.

In December of 2004 we issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In December of 2004 we issued Kambiz Mahdi 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is one of our founders and a director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 we issued Reza Zarif 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is our chief executive officer and a director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He has all the rights pursuant to such ownership.

On December 31, 2004, Ashford Capital, LLC, eFund Capital Parnters, LLC each returned 750,000 shares of common stock to the company for cancellation and Kambiz Mahdi and Reza Zarif each returned 1,750,000 shares to the company for cancellation.  This transaction took place because our board of directors and our large inside shareholders thought it was in the best interest of the company to reduce the number of outstanding shares of common stock.

On January 1, 2005 we entered into a credit line agreement with Ashford Capital, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000 as of  June 30, 2005.  Total payments made during the 6 months ended June 30, 2005 consisted of $0 in principal and $5,104 of interest , with accrued interest payable of  $4,882 at June 30, 2005.

On January 1, 2005 we entered into a credit line agreement with Rufina V. Paniego for $75,000.00.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into  it  on  an  arms  length  basis  with an unrelated third party because the company  was  not  aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000.  Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.

On March 8, 2005 we entered into a credit line agreement with Benner Exemption Trust for $200,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $140,000 as of June 30, 2005. Dennis Benner is a director of the company and controls the Benner Exemption Trust. Total payments made during the 6 months ended June 30, 2005 consisted of $0 in principal and $2,738 of interest , with accrued interest payable of  $3,780 at June 30, 2005.

On March 22, 2005 we entered into a credit line agreement with Edward Lassiter for $100,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $140,000 as of June 30 2005.  Edward Lassiter is a shareholder of the company and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and Total payments made during the 6 months ended June 30, 2005 consisted of $0 in principal and $493 of interest , with accrued interest payable of  $3,304 at June 30, 2005.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no public market for our common stock, and a public market may never develop.  While we will seed to obtain a market maker to apply for the inclusion of our common stock on the Over-the-Counter- Bulletin Board we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell the shares.  Even if the common stock were quoted in a market, there may never be substantial activity in such market and if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in market.

SHAREHOLDERS

As of January 20, 2006, there were approximately 57 holders of record of our common stock.

DIVIDEND POLICY

We have never declared a cash dividend on our common stock and our board of directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our board of directors deems relevant.

EXECUTIVE COMPENSATION

                                                                                                     Annual Compensation                               Long Term Compensation

                                                                                              ---------------------------------------  ----------------------------------------------------------

                                                                                                                                                           Awards                           Payouts

                                                                                                                                                    ------------------------------     -----------------------

                                                                                                                                                          Restricted

                                                                                                                             Other                    Stock               Securities

                                                                                                                           Annual                  Awards           Underlying           LTIP        All   Other

                 Name and Principal Position   Year (1)  Salary      ($)Bonus   ($)    Comp ($)      ($)                        Options/SARs       Payout ($)  Comp. ($)

                  _______________________________________________________________________________________________________________

                 Kambiz Mahdi, Chief               2002     $230,513.79       0                    0                       0                          0                            0           0

                 Executive                                  2003     $174,632.59      0                    0                       0                          0                            0           0

                 Officer and Director                 2004     $167,000.00       0                     0                      0                          0                             0           0

                 Reza Zarif, Chief                      2002     $230,513.79      0                    0                       0                          0                             0           0

                 Operating Officer                     2003     $174,632.59       0                    0                       0                           0                             0          0

                                                                    2004     $167,000          0                    0                       0                           0                             0           0

Currently we do not have any of our executives or officers under employments contracts. However, Kambiz Mahdi, our former chief executive officer and Reza Zarif, our former chief operations officer, and current chief executive officer have orally agreed to accept $167,000 per annum as compensation for his services. We anticipate that in fourth quarter of 2005 we will have employment agreements in place with several of our key executives and officers.

On September 15, 2005 our board of directors replaced our chief executive officer, Kambiz Mahdi, with Reza Zarif, our former chief operations officer.  In November of 2005, Mr. Mahdi decided to leave the company to pursue other interests.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in the offering, of  which this prospectus is a part. This prospectus does not contain all of the information  in  the  registration  statement and the exhibits and schedules  that  were  filed  with  the  registration  statement.  For  further information  we  refer  you  to  the registration statement and the exhibits and schedules that were filed with the registration statement.

Statements  contained  in  this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not  necessarily  complete, and we refer you to the full text of the contract or other  document filed as an exhibit to the registration statement. A copy of the registration  statement  and the exhibits and schedules that were filed with the registration  statement  may be inspected without charge at the Public Reference Room  maintained  by the Securities and Exchange Commission at 100 F Street, N.E.,  Washington, D.C. 20549, and copies of all or any part of the registration statement  may  be  obtained  from  the  Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The  Securities  and  Exchange  Commission  maintains  a  web site that contains reports,  proxy  and  information  statements,  and  other information regarding registrants  that  file  electronically with the SEC. The address of the site is www.sec.gov.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors

Probe Manufacturing, Inc.

Costa Mesa, California

We have audited the accompanying balance sheet of Probe Manufacturing, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (Unites States) in accordance with auditing standard No. 1 of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Probe Manufacturing, Inc., as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended December 31, 2003, were audited by other accountants, whose report dated September 30, 2004 on those statements included an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and its difficulties in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado

May 25, 2005

                                                        F-1

Report of Independent Registered Public Accounting Firm

Board of Directors

Probe Manufacturing Industries, Inc.

Costa Mesa, California

We have audited the accompanying balance sheet of Probe Manufacturing Industries, Inc. as of December 31, 2003, and the related statements of operations, stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (Unites States) in accordance with auditing standard No. 1 of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Probe Manufacturing Industries, Inc., as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations and its difficulties in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael Johnson & Co., LLC

Michael Johnson & Co., LLC

Denver, Colorado

September 30, 2004

                                                        F-2

Probe Manufacturing, Inc.

Balance Sheets

December 31

Assets	2004	2003
Current Assets:
Cash	$ 40,402	$ -
Accounts receivable - trade - net	501,433	1,133,554
Inventory	692,815	363,594
Prepaid expenses	60,060	-
Total Current Assets	1,294,710	1,497,148

Property and equipment - net	678,230	905,371

Deposits	10,000	14,997
Total Assets	$ 1,982,940	$ 2,417,516

Liabilities And Stockholders' Deficit
Current Liabilities:
Bank overdraft	$ 100,567	$ 151,802
Accounts payable - trade	682,564	1,673,468
Accrued expenses	270,981	924,155
Line of credit borrowings	140,063	1,169,052
Notes payable	531,000	-
Current portion of capital lease obligations	133,845	471,031
Total Current Liabilities	1,859,020	4,389,508

Long-Term Debt:
Other long-term debt	221,900	-
Capital lease obligations - net of current portion	914,458	656,844
Total Long-Term Debt	1,136,358	656,844
Total Liabilities	2,995,378	5,046,352

Stockholders' Deficit:
Preferred A stock, stated value $1,000 per share; 440 shares
authorized; 440 shares issued and outstanding	440,000	-
Preferred B stock, stated value $100 per share; 20,000 shares
authorized; 12,500 shares issued and outstanding	1,250,000	-
Common stock, $.001 par value; 200,000,000 shares
authorized; 2,613,125 and 10,000 shares issued and outstanding, as of December 31, 2004 and 2003 respectively	2,613	10
Additional paid-in capital	(2,329,673)	1,192,596
Accumulated deficit	(375,378)	(3,821,442)
Total Stockholders' Deficit	(1,012,438)	(2,628,836)
Total Liabilities And Stockholders' Deficit	$ 1,982,940	$ 2,417,516

The accompanying notes are an integral part of these financial statements.

                                                        F-3

Probe Manufacturing, Inc.

Statements of Operations

For the Years Ended December 31

	2004	2003

Sales	$6,204,957	$ 6,455,728

Cost of Goods Sold	4,988,538	5,085,672

Gross Profit	1,216,419	1,370,056

General And Administrative	1,964,325	2,078,109

Net Loss From Operations	(747,906)	(708,053)

Other Income/(Expenses):
Other Income	275,228	-
Interest Expense	(445,112)	(535,908)

Net Loss Before Income Taxes	(917,790)	(1,243,961)

Income Taxes	(800)	(800)

Net Loss	$ (918,590)	$(1,244,761)

Per Share Information:
Weighted average number
of common shares outstanding	4,152,149	10,000

Net Loss per common share	$ (0.22)	$ (124.48)

The accompanying notes are an integral part of these financial statements.

                                                        F-4

Probe Manufacturing, Inc.

Statements of Stockholders’ Deficit

	Preferred Stock A $1,000 Stated Value		Preferred Stock B $100 Stated Value		Common Stock .001 Par		Additional Paid in Capital	Advances to Related Parties	Accumulated Deficit	Stockholders' Deficit Totals
	Shares	Amount	Shares	Amount	Shares	Amount
Balance, December 31, 2002	-	-	-	-	10,000	10	1,308,528	(130,166)	(2,576,681)	(1,398,309)
Advances to related parties	-	-	-	-	-	-	-	130,166	-	130,166
Distributions	-	-	-	-	-	-	(115,932)	-	-	(115,932)
Net loss	-	-	-	-	-	-	-	-	(1,244,761)	(1,244,761)
Balance, December 31, 2003	-	-	-	-	10,000	10	1,192,596	-	(3,821,442)	(2,628,836)
										-
Stock Issued to founders	200	200,000			3,990,000	3,990	(203,990)			-
Stock Cancelled					(3,500,000)	(3,500)	3,500			-
Stock issued for cash	200	200,000			2,000,000	2,000	48,000			250,000
Stock Cancelled					(1,500,000)	(1,500)	1,500			-
Stock Issued in lieu of debt			12,500	1,250,000			(255,512)	-	-	994,488
Stock issued in consideration for note to Company	40	40,000					(40,000)			-
Shares issued for cash	-	-	-	-	1,506,250	1,506	1,203,494	-	-	1,205,000
Shares issued for services	-	-	-	-	106,875	107	85,393	-	-	85,500
Net loss through end of s-corp life									(543,212)	(543,212)
Transfer of equity at end of s-corp life							(4,364,654)		4,364,654	-
Net loss subsequent to s-corp life	-	-	-	-	-	-	-	-	(375,378)	(375,378)
Balance, December 31, 2004	440	440,000	12,500	$1,250,000	2,613,125	$2,613	$ (2,329,673)	-	$(375,378)	$(1,012,438)

The accompanying notes are an integral part of these financial statements.

                                                        F-5

Probe Manufacturing Inc.

Statements of Cash Flows

For The Years Ended December 31

	2004	2003
Cash Flows From Operating Activities:
Net Loss	$ (918,590)	$(1,244,761)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	241,086	299,691
Net bad debt recoveries	-	182,690
Debt forgiveness	(275,228)	-
Stock issued for services	85,500	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	632,121	27,455
(Increase) decrease in inventory	(329,221)	(118,386)
(Increase) decrease in prepaid expenses	(60,060)	-
(Increase) decrease in deposits	4,997	23,722
(Decrease) increase in accounts payable	(990,904)	(78,931)
Other (Decrease) increase in accrued expenses	(624,022)	602,323
Net Cash Used In Operating Activities	(2,234,321)	(306,197)

Cash Flows from Investing Activities
Purchase of property and equipment	(13,945)	(63,637)

Cash Flows Used In Investing Activities	(13,945)	(63,637)

Cash Flows from Financing Activities
Bank overdraft	(51,235)	151,802
Borrowings / (Payments) on line of credit, net	(810,719)	169,083
Advances from related parties	-	130,166
Distributions	-	(115,932)
Proceeds from long term debt	221,900	-
Stock issued for debt	994,488	-
Principal payments on capital lease obligations	(51,766)	(91,344)
Proceeds from sale of stock	1,455,000	-
Proceeds from notes payable	531,000	-
Cash Flows Provided By Financing Activities	2,288,668	243,775

Net (Decrease) Increase in Cash and Cash Equivalents	40,402	(126,059)

Cash and Cash Equivalents at Beginning of Period	-	126,059

Cash and Cash Equivalents at End of Period	$ 40,402	$ -

Supplemental Information:
Interest Paid	$ 120,975	$ 276,256
Income Taxes Paid	$ 800	$ 800

Non-cash investing and financing activities
Issuance of 12,500 shares of preferred B stock in exchange for cancellation of indebtedness of $994,488	$ 994,488	$ -

The accompanying notes are an integral part of these financial statements.

                                                        F-6

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Notes 1- GENERAL

The Company

Probe Manufacturing Industries, Inc. was incorporated on July 7, 1995. On April 21, 2005, the Company was redomiciled from California to Nevada whereby, it changed its name to Probe Manufacturing, Inc.  Probe Manufacturing, Inc. (the “Company” or “Probe”) is a leading provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial and instrumentation, communication, semiconductor, automotive, medical, and military segments. This would include globally integrated end to end manufacturing solutions ranging from engineering printed circuit card assembly, cable assembly, enclosures, complete system integration and test, as well as global order fulfillment.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of  $918,590 for the year ended December 31, 2004 and has a working capital deficit of approximately $564,310 at December 31, 2004. The ability of the Company to operate on a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking following steps to address this situation: (a) reducing operating costs, thus reducing the break even revenue level; (b) negotiating to replace the line of credits with an agreement more attractive terms and expand borrowing capacity.

 The future success of the Company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies:

Cash And Cash Equivalents

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per commercial bank. As of December 31, 2004, the Company had zero amounts in excess of the FDIC insured limits. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

                                                        F-7

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 2 – Summary of Significant Accounting Policies: (Continued)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collectibility of accounts receivable.

Accounts Receivable

The Company grants credit to customers within the United States of America and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.

Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2004, the Company has a reserve of $97,569.

Six (6) customers accounted for approximately 88% of accounts receivable at December 31, 2004 and 92% of the net sales for the year ended December 31, 2004. The Company’s trade accounts primarily represent unsecured receivables.  Historically, the Company’s bad debt write-offs related to these trade accounts have been insignificant.

Inventory

Inventories are valued at the lower of weighted average cost or market value.   Our Industry experiences changes in technology, changes in market value and availability of the raw materials, as well as changing customer demand.  The company makes provisions for estimated excess and obsolete inventories based on regular reviews and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made.  As of December 31, 2004 the company has a reserve of $347,294.

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The Company follows the practice of capitalizing property and equipment purchased over $1,250.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to twenty years, and are as follows:

Furniture and fixtures

3 to 7 years

Equipment

7 to 10 years

Vehicles

5 years

Leasehold improvements

20 years (estimated life of the lease)

                                                        F-8

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 2 – Summary Of Significant Accounting Policies: (Continued)

Long –Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At December 31, 2004, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

Revenue from product and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances.  Our Shipping terms to 90% of our customers are FOB Origination.  To the remaining 10% of our customers our shipping terms are FOB Destination with right of inspection and acceptance.  The company has not experienced a material amount of rejected or damaged product.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Federal Income Taxes

As of January 1, 2004, the company was considered an S Corporation For Federal and State income tax purposes, consequently there was no provision for income taxes as any income or loss was taxed to the shareholders. In May 2004, the Company issued a second class of stock, which caused a termination of the S Corporation election by operation of law. Losses incurred in 2004 subsequent to the date of the termination will be carried forward to offset future taxable income, if any.   In connection with the termination of the S-Corp election, the accumulated deficit through that point in time ($4,364,654) was transferred to additional paid in capital.

Segment Information

The Corporation operates primarily in a single operating segment, providing printed circuit boards and electronic assemblies.

                                                        F-9

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 2 – Summary Of Significant Accounting Policies: (Continued)

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.  Stock amounts of $85,500 were valued for services during the year ended December 31, 2004.

Net Loss Per Common Share

Basic loss per share is computed on the basis of the weighted average number of common shares outstanding. For the period ended December 31, 2004, all of the Company's common stock equivalents were excluded from the calculation of diluted loss per common share because they were anti-dilutive, due to the Company's net loss in that year. At December 31, 2004 there were warrants outstanding to purchase 1,606,250 common shares which may dilute future earnings per share. At December 31, 2004 there were 440 shares of Preferred A outstanding which would convert to 1,149,775 common shares which may dilute future earnings per share. At December 31, 2004 there were 440 shares of Preferred B outstanding which would convert to 12,500,000 (based on the maximum conversion rate) common shares which may dilute future earnings per share.

Note 3 - Inventory

Inventories at December 31, 2004 by major classification, were comprised of the following:

Raw Material	$885,368
Work in Process	143,661
Finished Goods	11,079
Inventory Reserve for excess or obsolete	(347,294)
Total Inventory	$692,815

                                                        F-10

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 4 – Property And Equipment

Property and equipment were comprised of the following at December 31, 2004:

Furniture and fixtures

  $ 253,512

Equipment

                  2,944,742

Vehicles

       44,708

Leasehold improvements

                     163,154

                  3,406,116

Less accumulated depreciation and amortization                           (2,727,886)

                $   678,230

Note 5 – Line Of Credit

The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bore interest at prime (4.25% plus 10.5% per annum) were secured by substantially all of the Company’s assets and are personally guaranteed by the stockholders.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were: (1) monthly installment payments of $5,000, (2) interest at the rate of 4% plus the prime rate by the agent  (3) secured by accounts receivable (4) with a discount provision of $200,000 after timely payments of the first $300,000.  In December 2004, the note was restructured into a new line of credit and discounted by $200,000. This new line of credit allows the Company to borrow a maximum of $140,000 based on 80% of eligible accounts receivables, payable in monthly installments of  $5,000 plus interest at the rate of 4% plus the prime-lending rate.  As of December 31, 2004, the Company had borrowed $140,063.

                                                        F-11

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 6 - Capital Lease Obligations

The Company is a lessee of certain equipment under capital leases that expire on various dates through April 2008.  Terms of the lease call for monthly payments ranging from $314 to $9,163, at implicit rates of interest ranging from 8.6% to 25.0% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at December 31, 2004 are as follows:

     2005

    $ 133,845

     2006

       121,962

     2007

       870,859

                   2008

           5,500

                      Total minimum lease payments

    1,132,166

                      Less amount representing interest

       (83,863)

                      Present value of net minimum lease payments

    1,048,303

    Less current portion

     (133,845)

     Long-term portion

     $ 914,458

The following is an analysis of the equipment under capital leases as of December 31, 2004,

which is included in property and equipment:

Equipment

$ 1,797,958

Less accumulated depreciation

  (1,448,230)

Net

$    349,728

Note 7 – Notes Payable

Notes Payable consist of the following at December 31, 2004:

Note payable, secured by deed of trust, 14% interest, due in

 January 2005 to wife of shareholder of the Company

$ 50,000

Note payable, 12% interest, due in  January 2005 to

Efund Capital, a related party

   25,000

Note payable, secured by deed of trust, 12% interest, due on

September 2005 to Ashford Capital Transition Fund I, LP, a

related party

  456,000

Total notes payable

$531,000

Accrued interest on related party notes payable, included in accrued expenses as of December 31, 2004, was $5,000.

                                                        F-12

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Other Long-Term Debt

Other long-term debt consist of settlements reached with (6) various vendors ranging from $1,400 to $120,000 with payment terms from two to five years in the total amount of $221,990.   Monthly installment payments to these vendors range from $70 to $2,500.

Note 8 – Commitments And Contingencies

Operating Rental Leases

The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.  The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.  For the year ended December 31, 2004, building rent expense was $242,244.

Future minimum rental payments under the non-cancelable related party operating lease are as follows:

2005

$  237,485

2006

    237,485

2007

237,485

2008

237,485

2009

237,485

Remaining

 2,948,769

$4,136,194

Litigation

The Company may be involved from time to time in various claims, lawsuits, and disputes with third parties, action involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business.  The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position

                                                        F-13

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 9 – Capital Stock Transactions

On May 20th, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(1)

an amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares to 110,000,000, 100,000,000 shares of which will be common stock  and 10,000,000  shares of which shall be preferred stock.

(2)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series A, and shall consist of 440 shares.

On December 31, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(3)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series B, and shall consist of 20,000 shares.

On April 21, 2005, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(4)

The Company re-domiciled in the state of Nevada, where by increasing the number of authorized common shares to 200,000,000 and designating a par value of $.001 per share.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

 COMMON STOCK

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2004 there were 2,613,125 shares of common stock issued and outstanding. All outstanding shares of common stock are, and the common stock to be issued in this offering will be, fully paid and non-assessable.  Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our board of directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

                                                        F-14

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

PREFERRED STOCK

Our Articles of Incorporation authorize to issue 10,000,000 shares of preferred stock.  We authorized 440 as Series A Convertible Preferred Stock and have authorized 20,000 shares of Series B Convertible Preferred Stock.

As of December 31, 2004, there were 440 shares of Convertible A Preferred Stock outstanding, with a stated value of $1,000. Each share is convertible into 0.1% percent of the shares of our common stock outstanding at the date of conversion. The shares shall convert at the earlier of the election of the holder, or March 26, 2006. The holder of the Convertible A Preferred Stock, has the right to vote, with the holders of common stock, on any matter to which the common stock holders are entitled to vote, the number of shares of common stock into which the Convertible A Preferred Stock is convertible. If we are liquidated, distribute our assets, dissolve or wind-up, the holders of Convertible A Preferred Stock shall receive the greater of (i) $2,500 per share of Convertible A Preferred Stock they hold at the time of such Liquidation, or (ii) their pro rata share of the total value of our assets and funds to be distributed, assuming the Convertible A preferred stock is converted to common stock.

As of December 31, 2004 there were 12,500 shares of Series B Convertible stock outstanding, with a stated value of $100. Each share of Series B Stock shall be converted into a number of shares of common stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. The minimum conversion price which Series B shareholders shall be to convert their Series B shares to common stock shall be $0.10.  The Series B Stock shall have voting rights and voting will be on an as converted basis, with class votes for the election of directors, any transaction in which control of the Company is transferred in which the per share price consideration received by Purchaser is less than three (3) times the Purchase Price, the sale of the Company of all or substantially all of its assets, liquidation or winding up of the Company and any amendment to the Company’s By-Laws or Articles of Incorporation in a manner adverse to Series B Stock. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, Series B Stock shall have preferential rights to the Company’s common stock (the “Common Stock”) whereby Series B Stock shall get two times (2x) return on its capital.  Once Series B Stock has recouped its two times (2x) return on capital then Series B Stock shall participate, on a pro rata basis, based on the number of shares of the Company’s common stock (the “Common Stock”) into which the Series B Stock are convertible at the time of the liquidation, distribution of assets, dissolution or winding-up.

Our board of directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of, and number of shares to be included in, each such series. Our board of directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our board of directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

                                                        F-15

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

WARRANTS

Series A Warrants:

We currently have 900,000 Series A Warrants issued and outstanding that give the warrant holders the right to purchase a total of 5 shares of common stock at $2.00 per share.  The Series A Warrants will expire on November 15, 2006.

Series B Warrants:

We currently have 900,000 Series B Warrants issued and outstanding that give the warrant holders the right to purchase a total of 5 shares of common stock at $3.00 per share.  The Series B Warrants will expire on May 15, 2007.

Warrants Activity for the Period and Summary of Outstanding Warrants

From June 16, 2004 to April 1, 2005 we sold  222,125 common stock units pursuant to a Private Placement Memorandum at $8.00 per unit to 49  individuals generating net proceeds of $1,777,000.

Each unit consists of  ten (10) shares of common stock.  In addition, each unit entitles the holder to purchase a total of 10 shares of Probe Common Stock through the exercise of Warrants as follows: Class A Warrants, 5 shares at a price of $2.00 per share for a period of 12 months from November 16, 2004, which shall be November 15, 2005, which was subsequently extended by 1 year, to November 15, 2006; and, Class B Warrants, 5 shares at a price of $3.00 per share for a period of 18 months from November 16, 2004, which shall be May 15, 2006, which was subsequently extended by 1 year, to May 15, 2007. The sales set forth above were undertaken under Rule 506 of Regulation D under the Securities Act of 1933, as amended.  We are registering 2,221,250 shares of common stock in this prospectus that were sold in the Private Placement Memorandum.  We are not registering the warrants sold to our stock holders in the private placement.    As of December 31, 2004, no warrants were exercised.

A summary of warrant activity for 2004 is as follows:

	No. of Warrants	Weighted Average exercise price		Warrants Exercisable	Weighted Average exercise price
Outstanding December 31, 2003	0	0.00		0	0.00

Granted	321,250	2.50		321,250
Exercised	0	0.00		0
Outstanding December 31, 2004	321,250			321,250	2.50

Granted	143,000	2.50		143,000
Exercised	0	0.00		0

Outstanding September 30, 2005	464,250			464,250	2.50

	Warrants Outstanding			Warrants Exercisable
Range of Warrant Exercise Price	No. of Warrants	Weighted Average exercise price	Weighted Average Remaining Contractual Life	No. of Warrants	Weighted Average exercise price
$ 2.00	232,125	$2.00	1.16	232,125	$2.00
$ 3.00	232,125	$3.00	1.71	232,125	$3.00

                                                        F-16

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 10 – Retirement Plan

The Company has a 401(k) profit sharing plan (the “Plan”) in which all eligible employees, as defined, can elect to participate.  Employees can contribute up to 15 percent of their earning, up to allowable IRS limits, each year.  Employer contributions to the Plan are at the discretion of the Company and vest over a six-year period.  During the year ended December 31, 2004, the Company did not make any contributions to the Plan.

Note 11 – Related Party Transactions

The Company  leases its 35,000 sq/ft facility for $20,000 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Reza Zarif is our Chief Operating Officer and a Director of ours.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of ours from July 2004 to December 2004.  Total payments made in  2004 were $236,727, with balance due of  $3,273 at December 31, 2004

Jeffrey Conrad provides legal services for us and receives a monthly retainer of $2,500 and is one of our directors.  Jeffrey Conrad is also a managing member of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004.  No payments were made under this agreement in 2004, leaving a balance due of $20,000 at December 31, 2004.

In May of 2004 we entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to us.  In exchange, we gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

                                                        F-17

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 11 – Related Party Transactions - Continued

In July 2004 eFund Capital Partners, LLC assigned 1,000,000, shares of common stock and 33 shares of Series A Convertible Preferred Stock to Ashford Capital, LLC. The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received three shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

On July 1, 2004, we entered into a promissory note with Rufina V. Paniego for $50,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 14% per annum.  The note is secured by deed of trust. Rufina Paniego is the wife of Reza Zarif who is our founder, COO and director.  Total payments made in 2004 consisted of $0 in principal and $3,476 in interest.

In July of 2004 eFund Capital Partners, LLC assigned 67 shares of Series A Convertible Preferred Stock to Apt Leadership, LLC as consideration for Apt Leadership, LLC’s assistance in helping restructuring our company. The Managing Member of Apt Leadership, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Apt Leadership, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of ours from May 2004 until December 2004.

In September of 2004 we issued the Ashford Transition Fund, L.P 40 shares of our Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.  Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.  Total payments made in 2004 consisted of $0 in principal and $30,030 in interest.  Accrued interest expense as of 12/31/04  was $5,000.

In September of 2004 eFund Capital Partners, LLC assigned 30 shares of Series A Convertible Preferred Stock to Dennis Benner.  Dennis Benner is a Director of ours and acquired shares in our private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through  “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.  Mr. Benner and eFund Capital Partners, LLC have no affiliation.

On October 12, 2004, we entered into a promissory note with eFund Capital Partners, LLC for $25,000.  This is an interest only note.  There are no scheduled principal payments due other than on January 8, 2005, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 12% per annum.  Total payments made in 2004 consisted of $0 in principal and $634 in interest.

                                                        F-18

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 11 – Related Party Transactions - Continued

In December of 2004 we issued eFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of ours since May 2004.

In December of 2004 we issued Kambiz Mahdi 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is our Chief Executive Officer and a Director of ours.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 we issued Reza Zarif 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is our Chief Operating Officer and a Director of ours.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On December 31, 2004, Ashford Capital, LLC, eFund Capital Partners, LLC each returned 750,000 shares of common stock to the company for cancellation and Kambiz Mahdi and Reza Zarif each returned 1,750,000 shares to the company for cancellation.  This was done to reduce the number of outstanding shares to be in line with the valuation of $.80/per share.

Note 12 – New Accounting Pronouncements

In February 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (SFAS No. 150”).  The provisions of SFAS No. 150 are effective for financial instruments entered into or modified after May 31, 2003, and otherwise are effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities.  The Company has not issued any financial instruments with such characteristics.

In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN No. 46R”), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity.  FIN No. 46R replaces FASB Interpretation No. 46, “Consolidation of Variable Interest Entities”, which was issued in January 2003.  Companies are required to apply FIN No. 46R to variable interests in variable interest entities (“VIEs”) created after December 31, 2003.  For variable interest in VIEs created before January 1, 2004, the Interpretation is applied beginning January 1, 2005.

                                                        F-19

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 12 – New Accounting Pronouncements

For any Vies that must be consolidated under FIN No. 46R that were created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIE initially are measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change.  If determining the carrying amounts is not practicable, fair value at the date FIN No. 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIE.  The Company does not have any interest in any VIE.

In December 2004, the FASB issued SFAS No 123(R)(revised 2004), Share-Based Payment” which amends FASB Statement No. 123 and will be effective for public companies for interim or annual periods after June 15, 2005.  The new standard will require entities to expense employee stock options and other share-based payments.  The new standard may be adopted in one of three ways – the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method.  The Company is evaluation how it will adopt the standard and evaluating the effect that the adoption of SFAS 123(R) will have on our financial position and results of operations.

In November 2004, the FASB issued SFAS No 151, Inventory Costs, an amendment of ARB No. 43, Chapter.  This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling cost, and wasted material (spoilage).  Paragraph 5 of ARB No. 43, Chapter 4, previously stated that “. under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period charges.”  SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the prospectively and are effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for inventory costs incurred during fiscal years beginning after the date this Statement was issued.  The adoption of SFGAS No. 151 is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2004, the FASB issued SFAS No.153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29.  The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of assets exchanged.  The guidance in that Opinion, however, included certain exceptions to that principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is effective for non-monetary exchanges occurring in fiscal periods beginning after June 15, 2005.  The adoption of SFAS No. 153 is not expected to have a material impact on the Company’s financial position and results of operations.

                                                        F-20

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

NOTE 13 – SUBSEQUENT EVENTS

Proposed Sale of Securities

The Company has proposed to file a Form SB-2 relating to the sale of certain of its securities in 2005. The terms of the prospectus relate to the sale of up to 3,328,125 shares of common stock, which represents 100% of the outstanding securities, by current shareholders.

The company had previously agreed to register the common stock shares that could be issued upon conversion of the Series B Convertible Preferred Stock by Series B stockholders but has removed the securities from the registration prospectus.

Furthermore, the company had previously agreed to register 5,625,000 of BTF, LLC who would have become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that the company entered into with BTF, LLC.  However, the Investment Agreement with BTF, LLC has been terminated.

Re-domicile Of Corporation

In April 2005, the Corporation was re-domiciled to the State of Nevada from the State of California. This process required that a new Nevada Corporation be incorporated, the assets of the old corporation were merged into the new corporation, and the old corporation was terminated.

Related Party Debt

On January 1, 2005, the Company entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $75,000 as of May 2005.

On January 1, 2005 the Company entered into a credit line agreement with Ashford Capital, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000 as of May 2005.

                                                        F-21

Probe Manufacturing, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

Note 13 – Subsequent Events - Continued

On January 1, 2005 the Company entered into a credit line agreement with Rufina V. Paniego for $75,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000 as of May 2005.  Rufina Paniego is the wife of Reza Zarif who is the Company’s founder, COO and director.

On March 8, 2005 the Company entered into a credit line agreement with Benner Exemption Trust for $200,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000 as of May 2005. Dennis Benner is a Director of the Company and controls the Benner Exemption Trust.

On March 22, 2005 the Company entered into a credit line agreement with Edward Lassiter for $100,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if we had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $100,000 as of May 2005.  Edward Lassiter is a shareholder of the Company and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter currently holds 312,500 shares of the Company’s common stock, which is 9% of the outstanding shares of common stock.

                                                        F-22

Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors

Probe Manufacturing, Inc.

Costa Mesa, California

We have reviewed the accompanying balance sheet of Probe Manufacturing, Inc. as of September 30, 2005 and the related statements of operations for the three-month and nine-month periods ended September 30, 2005 and the statement of cash flows for the nine-month period ended September 30, 2005.  These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, conditions exist which raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the balance sheet as of December 31, 2004, and the related statements of operations, stockholders' deficit and cash flows for the year then ended (not presented herein).  In our report dated May 25, 2005, we expressed an unqualified opinion on those financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of September 30, 2005 is fairly stated in all material respects in relation to the balance sheet from which it has been derived.

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado

January 20, 2006

                                                        F-23

Probe Manufacturing, Inc.

Balance Sheets

	Unaudited
	September 30,	December 31,
Assets	2005	2004
Current Assets:
Cash	$479	$40,402
Accounts Receivable - Trade – Net	571,738	501,433
Inventory	1,170,403	692,815
Prepaid Expenses	60,060	60,060
Total Current Assets	1,802,680	1,294,710

Property And Equipment – Net	544,462	678,230
Deposits	28,659	10,000

Total Assets	$2,375,801	$1,982,940

Liabilities And Stockholders' Deficit
Current Liabilities:
Bank Overdraft	$134,279.00	$100,567.00
Accounts Payable – Trade	632,427	672,554
Accrued Expenses	295,166	267,505
Accrued Interest	15,360	13,486
Line Of Credit Borrowings	288,244	140,063
Line Of Credit Borrowings - Related Party	465,000	75,000
Note Payable - Related Party	456,000	456,000
Current Portion Of Other Long-Term Debt	56,885	122,925
Current Portion Of Capital Lease Obligations	115,929	133,845
Total Current Liabilities	2,459,290	1,981,945

Long-Term Debt:
Other Long-Term Debt - Net Of Current Portion	98,263	98,975
Capital Lease Obligations - Net Of Current Portion	783,650	914,458
Total Long-Term Debt	881,913	1,013,433

Stockholders' Deficit:
Preferred A Stock, Stated Value $1,000 Per Share; 440 Shares
Authorized; 440 Shares Issued And Outstanding	440,000	440,000
Preferred B Stock, Stated Value $100 Per Share; 20,000 Shares
Authorized; 12,500 Shares Issued And Outstanding	1,250,000	1,250,000
Common Stock, $.001 Par Value; 200,000,000 Shares
Authorized; 3,346,246 And 2,613,125 Shares Issued And Outstanding, Respectively.	3,346	2,613
Additional Paid-In Capital	(1,743,909)	(2,329,673)
Accumulated Deficit	(914,839)	(375,378)
Total Stockholders' Deficit	(965,402)	(1,012,438)
Total Liabilities And Stockholders' Deficit	$2,375,801	$1,982,940

See Accountants Review Report

                                                        F-24

Probe Manufacturing, Inc.

Statements Of Operations

	Unaudited		Unaudited
	Three-Month Period Ended		Nine-Month Period Ended
	September 30,		September 30,
	2005	2004	2005	2004

Sales	$1,494,250	$1,259,537	$4,400,648	$5,166,023

Cost Of Goods Sold	1,177,232	955,500	3,532,467	4,105,545

Gross Profit	317,018	304,037	868,181	1,060,478

General And Administrative Expenses	495,592	546,360	1,371,312	1,310,212

Net Income / (Loss) From Operations	(178,574)	(242,323)	(503,131)	(249,734)

Other Income/(Expenses):
Other Income	17,337	209,041	100,950	209,041
Other Expenses	-	-	5,366	-
Interest Expense	(56,607)	(58,107)	(131,914)	(403,868)

Net Loss Before Income Taxes	(217,844)	(91,389)	(539,461)	(444,561)

Income Taxes	-	-	-	-

Net Loss	($217,844)	($91,389)	($539,461)	($444,561)

Per Share Information:
Weighted Average Number
Of Common Shares Outstanding	3,337,778	3,880,833	3,193,981	3,511,389

Net Gain (Loss) Per Common Share	(0.07)	(0.02)	(0.17)	(0.13)

See Accountants Review Report

                                                        F-25

Probe Manufacturing, Inc.

Statements Of Cash Flows

	Unaudited
	Nine-Month Period Ended
	September 30,
	2005	2004
Cash Flows From Operating Activities:
Net Income / (Loss)	($539,461)	($443,961)
Adjustments To Reconcile Net Loss To Net Cash
Used In Operating Activities:
Depreciation And Amortization	156,379	171,202
Issuance Of Stock In Lieu Of Interest	14,497
(Increase) Decrease In Accounts Receivable	(70,305)	553,268
(Increase) Decrease In Inventory	(477,588)	(217,533)
(Increase) Decrease In Prepaid Expenses	(18,659)	-
(Increase) Decrease In Deposits	-	(55,063)
(Decrease) Increase In Accounts Payable	(40,126)	(1,211,082)
Other (Decrease) Increase In Accrued Expenses	56,491	(96,360)
Net Cash Used In Operating Activities	(918,772)	(1,299,529)

Cash Flows From Investing Activities
Purchase Of Property And Equipment	(22,611)	42,801
Cash Flows Used In Investing Activities	(22,611)	42,801

Cash Flows From Financing Activities
Bank Overdraft	33,712	(33,226)
Borrowings Under Line Of Credit, Net	613,181	(25,321)
Principal Payments On Capital Lease Obligations	(148,725)	(34,712)
Issuance Of Stock For Cash	572,000	355,499
Issuance Of Stock For Debt Forgiveness		994,488
Proceeds / Payments Of Notes Payable	(168,708)
Cash Flows Provided By Financing Activities	901,460	1,256,728

Net (Decrease) Increase In Cash And Cash Equivalents	(39,923)	-

Cash and Cash Equivalents at Beginning of Period	40,402	-

Cash and Cash Equivalents at End of Period	$479	$0

Supplemental Information:
Interest Paid	$116,751	$403,868
Income Taxes Paid	$0.00	$0.00

Non-cash investing and financing activities
Issuance of 12,500 shares of preferred B stock in exchange for cancellation of indebtedness of:		$994,488

See accountants review report

                                                        F-26

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Notes 1- General

The Company

Probe Manufacturing Industries, Inc. was incorporated on July 7, 1995. On April 21, 2005, the Company was redomiciled from California to Nevada whereby, it changed its name to Probe Manufacturing, Inc.  Probe Manufacturing, Inc. (the “Company” or “Probe”) is a leading provider of advanced electronics manufacturing services, or EMS, to original equipment manufacturers, or OEMs, primarily in the industrial and instrumentation, communication, semiconductor, automotive, medical, and military segments. This would include globally integrated end to end manufacturing solutions ranging from engineering printed circuit card assembly, cable assembly, enclosures, complete system integration and test, as well as global order fulfillment.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of perations, realization of assets and liquidation of liabilities in the normal course of business.  The Company incurred a net loss of $539,461 for the nine months ended September 30, 2005 and a working capital deficit of $656,610 and an accumulated deficit of $914,839 as of September 30, 2005, the ability of the Company to operate as a going concern is dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) cut operating costs such that the Company can operate until such time that it resumes generating positive cash flow from operations.

Management is taking following steps to address this situation: (a) reducing operating costs, thus reducing the break even revenue level; (b) negotiating to replace the line of credits with an agreement more attractive terms and expand borrowing capacity: (c) increasing its sales volume.

The future success of the Company is likely dependent on its ability to attain additional capital to support growth and ultimately, upon its ability to attain future profitable operations.  There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.  The successful outcome of these or any future activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute their business plans or generate positive operating results. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Cash and Cash Equivalents

The Company maintains the majority of its cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per commercial bank. For purposes of the statement of cash flows, the Company considers all cash and highly liquid investments with initial maturities of Nine Months or less to be cash equivalents.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets and the collect-ability of accounts receivable.

                                                        F-27

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Note 2 – Summary Of Significant Accounting Policies: (Continued)

Accounts Receivable

The Company, grants credit to customers within the United States of America and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company.

Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts, which management believes are sufficient. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts. As of September 30, 2005, the Company has a reserve of $27,632.

Six (6) customers accounted for approximately 86% of accounts receivable at September 30, 2005.  The Company’s trade accounts primarily represent unsecured receivables.  Historically, the Company’s bad debt write-offs related to these trade accounts have been insignificant.

Inventory

Inventories are valued at the lower of weighted average cost or market value.   Our Industry experiences changes in technology, changes in market value and availability of the raw materials, as well as changing customer demand.  The Company makes provisions for estimated excess and obsolete inventories based on regular reviews and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made.  As of September 30, 2005, the Company had a reserve of  $249,438

Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The Company follows the practice of capitalizing property and equipment purchased over $1,250.  The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized.  Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets, which range from three to twenty years, and are as follows:

Furniture and fixtures

3 to 7 years

Equipment

7 to 10 years

Vehicles

5 years

Leasehold improvements

20 years (estimated life of the lease)

Long –Lived Assets

The Company’s management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long lived assets impairment is determined by management. At September 30, 2005, the Company’s management believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

                                                        F-28

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Note 2 – Summary Of Significant Accounting Policies: (Continued)

Revenue Recognition

Revenue from product and services are recognized at the time goods are shipped or services are provided to the customer, with an appropriate provision for returns and allowances.  Our Shipping terms to 90% of our customers are FOB Origination.  To the remaining 10% of our customers our shipping terms are FOB Destination with right of inspection and acceptance.  The company has not experienced a material amount of rejected or damaged product.

Fair Value of Financial Instruments

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Other Comprehensive Income

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Loss Per Common Share

Basic loss per share is computed on the basis of the weighted average number of common shares outstanding. For the period ended September 30, 2005, all of the Company's common stock equivalents were excluded from the calculation of diluted loss per common share because they were anti-dilutive, due to the Company's net loss in that year. At September 30, 2005 there were warrants outstanding to purchase 2,321,250 common shares which may dilute future earnings per share. At September 30, 2005 there were 440 shares of Preferred A outstanding which would convert to 1,464,375 common shares which may dilute future earnings per share. At September 30, 2005 there were 440 shares of Preferred B outstanding which would convert to 12,500,000 (based on the maximum conversion rate) common shares which may dilute future earnings per share.

Segment Information

The Corporation operates primarily in a single operating segment, providing printed circuit boards and electronic assemblies.

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123’) allows an entity to elect to continue to measure compensation cost under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB No. 25”), but requires pro forma disclosures of net loss and loss per share as if the fair-valued-based method of accounting had been applied.  In accordance with SFAS 123, the Company elected to continue to measure compensation cost under APB No. 25, and comply with the pro forma disclosure requirements.

The Company has adopted for footnote disclosure purposes SFAS No. 123, which requires that companies disclose the cost of stock-based employee compensation at the grant date based on the value of the award (the fair value method) and disclose this cost over the service period.  The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair value of the award as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

Transactions in which goods or services are received from non-employees for the issuance of equity securities or stock-based awards are accounted for based on the fair value of the consideration received.

                                                        F-29

PROBE MANUFACTURING, INC.

Notes to Financial Statements

Nine Months ended September 30, 2005

Note 3 - Inventory

Inventories at September 30, 2005 by major classification were comprised of the following:

Raw Materials	1,129,647
Work in Process	243,065
Finished Goods	47,129
Total	1,419,842
Less Reserve for potentially excess or obsolete inventory	(249,439)
Inventory - Net	1,170,403

Note 4 – Property And Equipment

Property and equipment were comprised of the following at September 30, 2005:

Furniture and fixtures	242,284
Equipment	2,978,582
Vehicles	44,708
Leasehold improvements	163,153
Total	3,428,727
Less accumulated depreciation and amortization	(2,884,265)
Net Fixed Assets	544,462

Note 5 – Line Of Credit

The Company had a revolving line of credit (the “Line”) with a financial institution, which allowed them to borrow a maximum of $1,100,000 based on 80% of eligible accounts receivable, as defined.  Borrowings under the Line, bore interest at prime (4.25% plus 10.5% per annum) were secured by substantially all of the Company’s assets and are personally guaranteed by the stockholders.  In March 2004 the Line was restructured into a term loan in the amount of $500,000. Terms of the Note were: (1) monthly installment payments of $5,000, (2) interest at the rate of 4% plus the prime rate by the agent (3) secured by accounts receivable (4) with a discount provision of $200,000 after timely payments of the first $300,000.  In December 2004, the note was restructured into a new line of credit and discounted by $200,000. This new line of credit allows the Company to borrow a maximum of $100,000 based on 80% of eligible accounts receivables, payable in monthly installments of $5,000 plus interest at the rate of 4% plus the prime-lending rate.  As of September 30, 2005, the Company had borrowed $98,244.  The Company has an additional unsecured line of credit in the amount of $775,000.  Borrowings under the Line of credit bear interest at the rate of 20% (12% paid in cash and 8% paid in common stock in the company) per annum.  As of September 30, 2005 the Company had an outstanding balance against this line of credit in the amount of $655,000.

                                                        F-30

Probe Manufacturing, Inc.

Notes To Financial Statements

Nine Months Ended September 30, 2005

Note 6 - Capital Lease Obligations

The Company is a lessee of certain equipment under capital leases that expire on various dates through April 2008.  Terms of the lease call for monthly payments ranging from $314 to $9,163, at implicit rates of interest ranging from 8.6% to 25.0% per annum (the incremental borrowing rate).  The assets and liabilities under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets.  The assets are depreciated over their estimated useful lives.

Minimum future lease payments under current lease agreements at September 30, 2005 are as follows:

2005	$51,763
2006	110,160
2007	800,419
2008	9,203
Total Minimum Lease payments	971,545
Less amount representing interest	(71,966)
Present value of net minimum lease payments	899,579
Less Current Portion	(115,929)
Long-term portion	$783,650

The following is an analysis of the equipment under capital leases as of September 30, 2005,

which is included in property and equipment?

Equipment	1,797,958
less: Accumulated depreciation	(1,553,229)
Net Equipment under capital leases	244,729

Note 7 – Note Payable

Note payable, secured by deed of trust, 12% interest, due on

September 2005 to Ashford Capital Transition Fund I, LP

 $456,000

Total Note Payable

 $456,000

Other Long-Term Debt

Other long-term debt consist of settlements reached with (6) various vendors ranging from $1,400 to $120,000 with payment terms from two to five years in the total amount of $161,607.   Monthly installment payments to these vendors range from $70 to $2,500.

                                                        F-31

Probe Manufacturing, Inc.

Notes To Financial Statements

Nine Months Ended September 30, 2005

Note 8 – Commitments And Contigencies

Operating Rental Leases

The Company leases its office and warehouse facilities in Costa Mesa, California from stockholders under an operating lease that requires minimum monthly payments of $19,790.  The lease requires the Company to pay property taxes and maintenance, and expires in May 2022.

Future minimum rental payments under the non-cancelable related party operating lease are as follows:

2005

$  237,485

2006

    237,485

2007

237,485

2008

237,485

2009

237,485

Remaining

               2,948,769

             $4,136,194

Litigation

The Company may be involved from time to time in various claims, lawsuits, and disputes with third parties, action involving allegations or discrimination or breach of contract actions incidental in the normal operations of the business.  The Company is currently not involved in any such litigation which management believes could have a material adverse effect on its financial position

Note 9 – Capital Stock Transactions

On May 20th, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(1)

an amendment to the Articles of Incorporation of the Company, increasing the number of authorized shares to 110,000,000, 100,000,000 shares of which will be common stock  and 10,000,000  shares of which shall be preferred stock.

(2)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series A, and shall consist of 440 shares.

On December 31, 2004, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(3)

an amendment to the Articles of Incorporation of the Company authorizing a new series of Preferred stock, which shall be designated as Series B, and shall consist of 20,000 shares.

On April 21, 2005, the Company’s Board of Directors and shareholders approved the following capital stock transactions:

(4)

The Company re-domiciled in the state of Nevada, where by increasing the number of authorized common shares to 200,000,000 and designating a par value of $.001 per share.

(5)         The Company issued 727,500 shares of common stock for $582,000.

All share and per share amounts in the accompanying financial statements of the Company and notes thereto have been retroactively adjusted to give effect to the stock splits.

                                                        F-32

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Common Stock

Our Articles of Incorporation authorize us to issue 200,000,000 shares of common stock, par value $0.001 per share. As of  September 30, 2005 there were 3,346,246 shares of common stock issued and outstanding. All outstanding shares of common stock are, and the common stock to be issued in this offering will be, fully paid and non-assessable.  Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our board of directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize to issue 10,000,000 shares of preferred stock.  We authorized 440 as Series A Convertible Preferred Stock and 20,000 shares of Series B Convertible Preferred Stock.

As of September 30, 2005, there were 440 shares of Convertible A Preferred Stock outstanding, with a stated value of $1,000. Each share is convertible into 0.1% percent of the shares of our common stock outstanding at the date of conversion. The shares shall convert at the earlier of the election of the holder, or March 26, 2006. The holder of the Convertible A Preferred Stock, has the right to vote, with the holders of common stock, on any matter to which the common stock holders are entitled to vote, the number of shares of common stock into which the Convertible A Preferred Stock is convertible. If we are liquidated, distribute our assets, dissolve or wind-up, the holders of Convertible A Preferred Stock shall receive the greater of (i) $2,500 per share of Convertible A Preferred Stock they hold at the time of such Liquidation, or (ii) their pro rata share of the total value of our assets and funds to be distributed, assuming the Convertible A preferred stock is converted to common stock.

As of September 30, 2005 there were 12,500 shares of Series B Convertible stock outstanding, with a stated value of $100. Each share of Series B Stock shall be converted into a number of shares of common stock that is equal to each share being divided by the average of the 3 lowest intraday bids in the twenty (20) days prior to conversion multiplied by 100 (1 divided by x, multiplied by 100), or 125 shares per Series B, whichever is greater. The minimum conversion price which Series B shareholders shall be to convert their Series B shares to common stock shall be $0.10.  The Series B Stock shall have voting rights and voting will be on an as converted basis, with class votes for the election of directors, any transaction in which control of the Company is transferred in which the per share price consideration received by Purchaser is less than three (3) times the Purchase Price, the sale of the Company of all or substantially all of its assets, liquidation or winding up of the Company and any amendment to the Company’s By-Laws or Articles of Incorporation in a manner adverse to Series B Stock. In the event of any voluntary or involuntary liquidation, distribution of assets (other than the payment of dividends), dissolution or winding-up of the Company, Series B Stock shall have preferential rights to the Company’s common stock (the “Common Stock”) whereby Series B Stock shall get two times (2x) return on its capital.  Once Series B Stock has recouped its two times (2x) return on capital then Series B Stock shall participate, on a pro rata basis, based on the number of shares of the Company’s common stock (the “Common Stock”) into which the Series B Stock are convertible at the time of the liquidation, distribution of assets, dissolution or winding-up.

                                                        F-33

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Our board of directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of, and number of shares to be included in, each such series. Our board of directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our board of directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

WARRANTS

Series A - Common Stock Warrants:

We currently have 232,125 Series A Warrants issued and outstanding.  Each warrant gives the holder the right to purchase 5 shares of common stock at $2.00 per share.  The Series A Warrants will expire on November 15, 2006.

Series B - Common Stock Warrants

We currently have 232,125 Series B Warrants issued and outstanding.  Each warrant gives the holder the right to purchase 5 shares of common stock at $3.00 per share.  The Series A Warrants will expire on May 15, 2007.

                                                        F-34

Probe Manufacturing, Inc.

Notes To Financial Statements

Nine Months Ended September 30, 2005

Warrants Activity for the Period and Summary of Outstanding Warrants

From June 16, 2004 to April 1, 2005 the Company sold 222,125 common stock units pursuant to a Private Placement Memorandum at $8.00 per unit to 49 individuals generating net proceeds of $1,777,000.  Each Unit consists of ten (10) shares of common stock.  In addition, each unit entitles the holder to purchase a total of 10 shares of Probe Common Stock through the exercise of Warrants as follows: Class A Warrants, 5 shares at a price of $2.00 per share for a period of 12 months from November 16, 2004, which shall be November 15, 2005, which was subsequently extended to November 15, 2006; and, Class B Warrants, 5 shares at a price of $3.00 per share for a period of 18 months from November 16, 2004, which shall be May 15, 2006, which was subsequently extended to May 15, 2007.  As of September 30, 2005, no warrants were exercised.

A summary of warrant activity for the quarter ended September 30, 2005 is as follows:

	No. of Warrants	Weighted Average exercise price		Warrants Exercisable	Weighted Average exercise price
Outstanding December 31, 2003	0	0.00		0	0.00

Granted	321,250	2.50		321,250
Exercised	0	0.00		0

Outstanding December 31, 2004	321,250			321,250	2.50

Granted	143,000	2.50		143,000
Exercised	0	0.00		0

Outstanding September 30, 2005	464,250			464,250	2.50

	Warrants Outstanding			Warrants Exercisable
Range of Warrant Exercise Price	No. of Warrants	Weighted Average exercise price	Weighted Average Remaining Contractual Life	No. of Warrants	Weighted Average exercise price
$2.00	232,125	$2.00	1.16	232,125	2.00
$3.00	232,125	$3.00	1.71	232,125	3.00

                                                        F-35

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Note 10 – Related Party Transactions

The Company leases its 35,000 sq/ft facility for $20,000 per month from Kambiz Mahdi, Reza Zarif and Pacific Sail Bay Trust.   Kambiz Mahdi is the Chief Executive Officer and a Director of the company.  Reza Zarif is the Chief Operating Officer and a Director of the company.   Pacific Sail Bay Trust is managed by Frank Kavanaugh.  Frank Kavanaugh is also the managing member of Ashford Capital, LLC, and Apt Leadership, LLC and the managing partner of Ashford Transition Fund, L.P.  Furthermore, Mr. Kavanaugh was a director of the company from July 2004 to December 2004. Total payments made during the 9 months ended September 30, 2005 were $146,995, with an unpaid balance of $33,004 at September 30, 2005

Jeffrey Conrad provides legal services for the company and receives a monthly retainer of $2,500 and is one of the company directors.  Jeffrey Conrad is also a managing member of eFund Capital Partners, LLC.  Mr. Conrad jointly has authority regarding the portfolio management decisions with respect to the shares of common stock owned by eFund Capital Partners, LLC. Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Conrad does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  eFund Capital Partners, LLC received their shares pursuant to an investment agreement with us in April of 2004. Total payments through September 30, 2005 were $22,500 with an unpaid balance of $7,500 at September 30, 2005. Catherine Basinger, Esq., wife of Conrad is on legal retainer. Total payments made during the nine months ended September 30, 2005 were $10,000. South Coast Marketing, LLC is associated with Jeffrey Conrad and administrates SB-2 filing fees. Total payments made during the 9 months ended September 30, 2005 were $5,167.

In May of 2004 the company entered into an agreement with eFund Capital Partners, LLC whereby eFund invested $200,000 and agreed to provide strategic assistance to the company.  In exchange, the company gave eFund Capital Partners, 2,000,000 shares of common stock and 200 shares of Series A Convertible Preferred Stock. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of the company since May 2004.

In July 2004 eFund Capital Partners, LLC assigned 1,000,000, shares of common stock and 33 shares of Series A Convertible Preferred Stock to Ashford Capital, LLC. The Managing Member of Ashford Capital, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Ashford Capital, LLC received three shares pursuant to an assignment agreement with eFund Capital Partners, LLC.  Ashford Capital, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of the company from May 2004 until December 2004.

                                                        F-36

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Note 10 – Related Party Transactions - Continued

In July of 2004 eFund Capital Partners, LLC assigned 67 shares of Series A Convertible Preferred Stock to Apt Leadership, LLC as consideration for Apt Leadership, LLC’s assistance in helping restructuring our company. The Managing Member of Apt Leadership, LLC is Frank Kavanaugh.  Mr. Kavanaugh has authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Kavanaugh may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Kavanaugh does not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and disclaims any beneficial ownership of such shares of common stock.  Apt Leadership, LLC and eFund Capital Partners, LLC have no affiliation.  Mr. Kavanaugh was a director of the company from May 2004 until December 2004.

In September of 2004 the company issued the Ashford Transition Fund, L.P 40 shares of the company Series A Convertible Preferred Stock as consideration for a loan they gave the Company in the amount of $456,000.  Frank Kavanaugh is the managing partner of Ashford Transition Fund, L.P.  Total payments made during the 9 months period ended September 30, 2005 were interest in the amount of $50,050 with  an unpaid balance of $20,020.

In September of 2004 eFund Capital Partners, LLC assigned 30 shares of Series A Convertible Preferred Stock to Dennis Benner.  Dennis Benner is a Director of the company and acquired shares in the company private placement memorandum dated June 9, 2004 as restated and amended on November 16, 2004 through “The DW & JS Benner Family Trust.” Mr. Benner has dispositive and voting power over the shares in The DW & JS Benner Family Trust and claims beneficial ownership of them.  Mr. Benner and eFund Capital Partners, LLC have no affiliation.

In December of 2004 the company issued EFund Capital Partners, LLC 3,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $350,000 as consideration. The managing members of eFund Capital Partners, LLC are Barrett Evans and Jeffrey Conrad. Mr. Evans and Mr. Conrad jointly have authority regarding the portfolio management decisions with respect to the shares of common stock owned by the selling security holder.  Mr. Evans and Mr. Conrad may be deemed to have dispositive and voting power over the shares of the common stock owned by the selling security holder.  However, Mr. Evans and Mr. Conrad do not have the right to receive dividends from or the proceeds from the sale of such common stock by the selling shareholder and they disclaim any beneficial ownership of such shares of common stock.  Mr. Evans and Mr. Conrad have both been directors of the company since May 2004.

In December of 2004 the company issued Kambiz Mahdi 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.   Kambiz Mahdi is the Chief Executive Officer and a Director of the company.  Mr. Mahdi has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

In December of 2004 the company issued Reza Zarif 4,500 shares of Series B Convertible Preferred Stock pursuant to a Series B Convertible Preferred Stock Purchase Agreement.  The company received $450,000 as consideration.  Reza Zarif is the Chief Operating Officer and a Director of the company.  Mr. Zarif has dispositive and voting power over his shares and claims beneficial ownership of them.  He is all the rights pursuant to such ownership.

On December 31, 2004, Ashford Capital, LLC, EFund Capital Partners, LLC each returned 750,000 shares of common stock to the company for cancellation and Kambiz Mahdi and Reza Zarif each returned 1,750,000 shares to the company for cancellation.  This was done to reduce the number of outstanding shares to be in line with the valuation of $.80/per share.

Probe Manufacturing, Inc.

Notes To Financial Statements

Nine Months ended September 30, 2005

Related Party Debt

On January 1, 2005, the Company entered into a credit line agreement with eFund Capital Partners, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $150,000 as of September 30, 2005.  Total payments made during the 9 months ended September 30, 2005 consisted of $0 in principal and $6,656 in interest and $3,289 in common stock with accrued interest payable of  $2,585 at September 30, 2005.

On January 1, 2005 the Company entered into a credit line agreement with Ashford Capital, LLC for $150,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest.  There is currently an outstanding balance of $100,000 as of  September 30, 2005.  Total payments made during the 9 months ended September 30, 2005 consisted of $0 in principal and $7,789.04 in interest and 3,895 in common stock with accrued interest payable of  $2,082 at September 30, 2005.

On January 1, 2005 the Company entered into a credit line agreement with Rufina V. Paniego for $75,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 3007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $75,000 as of September 30, 2005.  Rufina Paniego is the wife of Reza Zarif who is the Company’s founder, COO and director. Total payments made during the 9 months ended September 30, 2005 consisted of $0 in principal and $5,183 in interest and $2,723 in common stock with accrued interest payable of  $1561 at September 30, 2005.

                                                        F-37

Probe Manufacturing, Inc.

Notes to Financial Statements

Nine Months ended September 30, 2005

Note 10 – Related Party Transactions - Continued

On March 8, 2005 the Company entered into a credit line agreement with Benner Exemption Trust for $200,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accursed and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the Company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $140,000 as of September 30, 2005. Dennis Benner is a Director of the Company and controls the Benner Exemption Trust. Total payments made during the 9 months ended September 30, 2005 consisted of $0 in principal and $6,775 in interest and $2,597 in common stock with accrued interest payable of  $4,2034 at September 30, 2005.

On March 22, 2005 the Company entered into a credit line agreement with Edward Lassiter for $100,000.  This is an interest only line of credit.  There are no scheduled principal payments due other than on March 22, 2007, when the entire outstanding balance plus any accrued and unpaid interest will be due and payable in full.  Interest will accrue at the rate of 20% per annum payable as follows: (a) 12% will be paid on a monthly basis in US dollars based on the average outstanding balance of the previous month and (b) 8% will be paid in common stock of the company at the end of each quarter based on the average outstanding balance for the previous quarter.  The Interest due will be converted to our common stock at the price of $0.80 per share. This transaction is no less favorable than if the company had entered into it on an arms length basis with an unrelated third party because the Company was not aware of any other creditors willing to provide a loan for 20% or less interest. There is currently an outstanding balance of $140,000 as of June 30 2005.  Edward Lassiter is a shareholder of the Company and holds his shares in The Edward & Mildred Lassiter Restated Family Trust and The Edward & Mildred Lassiter Restated Family Trust dated April 14, 2000.  Mr. Lassiter currently holds 312,500 shares of the Company’s common stock, which is 9% of the outstanding shares of common stock.  Total payments made during the 9 months ended September 30, 2005 consisted of $0 in principal and $5,144 in interest and $1,507 in common stock with accrued interest payable of  $4,909 at September 30, 2005.

Note 11 – Subsequent Events

Proposed Sale of Securities

The Company has filed a Form SB-2 relating to the sale of certain of its securities in 2005. The terms of the prospectus relate to the sale of up to 3,328,125 shares of common stock, which represents 100% of the outstanding securities, by current shareholders.

The company had previously agreed to register the common stock shares that could be issued upon conversion of the Series B Convertible Preferred Stock by Series B stockholders but has removed the securities from the registration prospectus.

Furthermore, the company had previously agreed to register 5,625,000 of BTF, LLC who would have become a stockholder pursuant to a "“put right”" under an Investment Agreement, also referred to as an Equity Line of Credit, that the company entered into with BTF, LLC.  However, the Investment Agreement with BTF, LLC has been terminated.

                                                        F-38

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